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                            THE 2002 RESTATEMENT OF
                    THE SAFEWAY 401(k) SAVINGS PLAN AND TRUST

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                                TABLE OF CONTENTS
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ARTICLE I. DEFINITIONS ..............................................................................................   2

  Section 1.1    General ............................................................................................   2
  Section 1.2    Accounts ...........................................................................................   2
  Section 1.3    Active Participant .................................................................................   3
  Section 1.4    Administrator ......................................................................................   3
  Section 1.5    Annual Addition ....................................................................................   3
  Section 1.6    Annuity Eligible Balance ...........................................................................   4
  Section 1.7    Annuity Starting Date ..............................................................................   4
  Section 1.8    Beneficiary ........................................................................................   4
  Section 1.9    Board ..............................................................................................   5
  Section 1.10   Break in Service ...................................................................................   5
  Section 1.11   Code ...............................................................................................   5
  Section 1.12   Committee ..........................................................................................   5
  Section 1.13   Company ............................................................................................   5
  Section 1.14   Company Affiliate ..................................................................................   5
  Section 1.15   Compensation .......................................................................................   6
  Section 1.16   Deferral Percentage ................................................................................   6
  Section 1.17   Direct Rollover ....................................................................................   6
  Section 1.18   Disability Retirement ..............................................................................   6
  Section 1.19   Disability Retirement Date .........................................................................   7
  Section 1.20   Distributee ........................................................................................   7
  Section 1.21   Effective Date .....................................................................................   7
  Section 1.22   Election Period ....................................................................................   7
  Section 1.23   Eligible Employee ..................................................................................   7
  Section 1.24   Eligible Retirement Plan ...........................................................................   8
  Section 1.25   Eligible Rollover Distribution .....................................................................   8
  Section 1.26   Employee ...........................................................................................   9
  Section 1.27   Employer ...........................................................................................   9
  Section 1.28   ERISA ..............................................................................................   9
  Section 1.29   401(k) Contribution ................................................................................   9
  Section 1.30   Five Percent Owner .................................................................................   9
  Section 1.31   Forfeiting Break in Service ........................................................................   9
  Section 1.32   Forfeiture .........................................................................................   9
  Section 1.33   Former Participant .................................................................................  10
  Section 1.34   Highly Compensated Employee ........................................................................  10
  Section 1.35   Hour of Service ....................................................................................  10
  Section 1.36   Inactive Participant ...............................................................................  13
  Section 1.37   Investment Fund ....................................................................................  13
  Section 1.38   Jerseymaid Plan ....................................................................................  13
  Section 1.39   Joint and 50% Survivor Annuity .....................................................................  13
  Section 1.40   Joint and 100% Survivor Annuity ....................................................................  13
  Section 1.41   Leased Employee ....................................................................................  13
  Section 1.42   Leveling Method ....................................................................................  13
  Section 1.43   Military Leave .....................................................................................  14
  Section 1.44   Nonhighly Compensated Employee .....................................................................  14
  Section 1.45   Normal Retirement ..................................................................................  14
  Section 1.46   Normal Retirement Date .............................................................................  14
  Section 1.47   Participant ........................................................................................  14
  Section 1.48   Payday .............................................................................................  14
  Section 1.49   Plan ...............................................................................................  14
  Section 1.50   Plan Representative ................................................................................  14
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  Section 1.51   Plan Year ..........................................................................................  14
  Section 1.52   Project Employee ...................................................................................  14
  Section 1.53   QDRO ...............................................................................................  14
  Section 1.54   Qualified Election .................................................................................  14
  Section 1.55   Rules of the Plan ..................................................................................  15
  Section 1.56   Safeway Stock ......................................................................................  15
  Section 1.57   Separation from the Service ........................................................................  15
  Section 1.58   Spousal Consent ....................................................................................  15
  Section 1.59   Spouse; Surviving Spouse ...........................................................................  15
  Section 1.60   Statutory Compensation .............................................................................  16
  Section 1.61   Trust Fund .........................................................................................  16
  Section 1.62   Trustee ............................................................................................  16
  Section 1.63   Valuation Date .....................................................................................  16
  Section 1.64   Year of Service ....................................................................................  16

ARTICLE II. ELIGIBILITY .............................................................................................  17

  Section 2.1    Requirements for Participation .....................................................................  17
  Section 2.2    Inactive Status ....................................................................................  17
  Section 2.3    Former Participants ................................................................................  17
  Section 2.4    Safeway Participants' Accounts .....................................................................  17

ARTICLE III. CONTRIBUTIONS ..........................................................................................  18

  Section 3.1    Contributions in General ...........................................................................  18
  Section 3.2    Maximum Annual Contribution ........................................................................  18
  Section 3.3    401(k) Contributions ...............................................................................  18
  Section 3.4    Limitation on 401(k) Contributions .................................................................  19
  Section 3.5    Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations .......................  20
  Section 3.6    Reemployment Rights after Qualified Military Service ...............................................  21

ARTICLE IV. ROLLOVERS AND TRANSFERS .................................................................................  23

  Section 4.1    Rollovers and Transfers ............................................................................  23

ARTICLE V. INVESTMENT OF ACCOUNTS ...................................................................................  25

  Section 5.1    Investment Options .................................................................................  25
  Section 5.2    Default Investment Fund ............................................................................  25

ARTICLE VI. VALUATION OF THE TRUST FUND AND ACCOUNTS ................................................................  26

  Section 6.1    Individual Participant Accounting ..................................................................  26
  Section 6.2    Valuation Date Accounting and Investment Cycle .....................................................  26
  Section 6.3    Accounting for Investment Funds ....................................................................  26
  Section 6.4    Payment of Fees and Expenses .......................................................................  26
  Section 6.5    Participant Statements .............................................................................  27
  Section 6.6    Accounts for Alternate Payees ......................................................................  27
  Section 6.7    Determination of Values ............................................................................  27
  Section 6.8    Allocation of Values ...............................................................................  28
  Section 6.9    Applicability of Account Values ....................................................................  28

ARTICLE VII. VESTING ................................................................................................  29

  Section 7.1    Fully Vested Accounts ..............................................................................  29
  Section 7.2    Full Vesting Upon Certain Events ...................................................................  29
  Section 7.3    Vesting Schedule ...................................................................................  29
  Section 7.4    Forfeitures of Non-Vested Account Balances Upon Certain Events .....................................  29
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  Section 7.5    Use of Forfeitures .................................................................................  30

ARTICLE VIII. IN-SERVICE WITHDRAWALS ................................................................................  31

  Section 8.1    In-Service Withdrawal Approval .....................................................................  31
  Section 8.2    Payment Form and Medium ............................................................................  31
  Section 8.3    Source and Timing of In-Service Withdrawal Funding .................................................  31
  Section 8.4    Types of In-Service Withdrawals ....................................................................  31
  Section 8.5    Fees ...............................................................................................  32
  Section 8.6    Spousal Consent ....................................................................................  32

ARTICLE IX. LOANS ...................................................................................................  33

  Section 9.1    Participant Loans Permitted ........................................................................  33
  Section 9.2    Loan Application, Note and Security ................................................................  33
  Section 9.3    Loan Approval ......................................................................................  33
  Section 9.4    Loan Funding Limits ................................................................................  33
  Section 9.5    Maximum Number of Loans ............................................................................  33
  Section 9.6    Source and Timing of Loan Funding ..................................................................  33
  Section 9.7    Interest Rate ......................................................................................  34
  Section 9.8    Repayment ..........................................................................................  34
  Section 9.9    Repayment Hierarchy ................................................................................  34
  Section 9.10   Repayment Suspension ...............................................................................  34
  Section 9.11   Loan Default .......................................................................................  34
  Section 9.12   Call Feature .......................................................................................  35
  Section 9.13   Loan Administration ................................................................................  35
  Section 9.14   Spousal Consent ....................................................................................  35

ARTICLE X. EMPLOYMENT AFTER NORMAL RETIREMENT DATE ..................................................................  36

  Section 10.1   Continuation of Employment .........................................................................  36
  Section 10.2   Continuation of Participation ......................................................................  36
  Section 10.3   Required Minimum Distributions .....................................................................  36

ARTICLE XI. DISTRIBUTIONS ...........................................................................................  38

  Section 11.1   Rights Upon Normal or Disability Retirement or Separation from the Service .........................  38
  Section 11.2   Distribution of Accounts ...........................................................................  38
  Section 11.3   Annuity Eligible Balance ...........................................................................  39
  Section 11.4   Small Accounts .....................................................................................  41
  Section 11.5   Timing .............................................................................................  41
  Section 11.6   Distribution Notices ...............................................................................  42
  Section 11.7   Distribution upon Death ............................................................................  42
  Section 11.8   Determination of Value of Accounts .................................................................  43

ARTICLE XII. TOP HEAVY PROVISIONS ...................................................................................  44

  Section 12.1   Top Heavy Determination ............................................................................  44
  Section 12.2   Minimum Benefits ...................................................................................  47
  Section 12.3   Top Heavy Vesting ..................................................................................  47

ARTICLE XIII. ADMINISTRATIVE PROVISIONS .............................................................................  49

  Section 13.1   Duties and Powers of the Administrator .............................................................  49
  Section 13.2   Committee ..........................................................................................  50
  Section 13.3   Committee Operating Rules ..........................................................................  50
  Section 13.4   Claims Procedure ...................................................................................  50
  Section 13.5   Conflicting Claims .................................................................................  52
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  Section 13.6   Payments ...........................................................................................  52
  Section 13.7   Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee...............  52
  Section 13.8   Service of Process .................................................................................  52
  Section 13.9   Limitations Upon Powers of the Administrator .......................................................  53
  Section 13.10  Assignments, etc., Prohibited; Distributions Pursuant to Qualified Domestic Relations
                 Orders; Certain Offsets of Accounts ................................................................  53
  Section 13.11  Corrective of Administrative Error; Special Contribution ...........................................  54

ARTICLE XIV. TERMINATION, DISCONTINUANCE, AMENDMENT, MERGER, ADOPTION OF PLAN .......................................  55

  Section 14.1   Termination of Plan; Discontinuance of Contributions ...............................................  55
  Section 14.2   Amendment of Plan ..................................................................................  55
  Section 14.3   Retroactive Effect of Plan Amendment ...............................................................  55
  Section 14.4   Consolidation or Merger ............................................................................  56
  Section 14.5   Adoption of Plan by Company Affiliates .............................................................  56

ARTICLE XV. MANAGEMENT OF INVESTMENTS ...............................................................................  57

  Section 15.1   Trust Agreement ....................................................................................  57
  Section 15.2   Investment Funds ...................................................................................  57
  Section 15.3   Authority to Hold Cash .............................................................................  57
  Section 15.4   Trustee to Act Upon Instructions ...................................................................  58
  Section 15.5   Administrator Has Right to Vote Registered Investment Company Shares ...............................  58
  Section 15.6   Custom Fund Investment Management ..................................................................  58
  Section 15.7   Authority to Segregate Assets ......................................................................  58
  Section 15.8   Maximum Permitted Investment in Safeway Stock ......................................................  59
  Section 15.9   Participants Have Right to Vote and Tender Safeway Stock ...........................................  59
  Section 15.10  Registration and Disclosure for Safeway Stock ......................................................  59

ARTICLE XVI. TRUST ADMINISTRATION ...................................................................................  60

  Section 16.1   Trustee to Construe Trust ..........................................................................  60
  Section 16.2   Trustee To Act As Owner of Trust Assets ............................................................  60
  Section 16.3   United States Indicia of Ownership .................................................................  61
  Section 16.4   Tax Withholding and Payment ........................................................................  61
  Section 16.5   Trustee Duties and Limitations .....................................................................  61
  Section 16.6   Trust Accounting ...................................................................................  62
  Section 16.7   Valuation of Certain Assets ........................................................................  62
  Section 16.8   Legal Counsel ......................................................................................  62
  Section 16.9   Fees and Expenses ..................................................................................  62
  Section 16.10  Indemnification by the Company .....................................................................  62
  Section 16.11  Replacement of the Trustee .........................................................................  63
  Section 16.12  Final Settlement and Accounting of Trustee .........................................................  63
  Section 16.13  Final Accounting ...................................................................................  63
  Section 16.14  Administrator Approval .............................................................................  63

ARTICLE XVII. MISCELLANEOUS PROVISIONS ..............................................................................  64

  Section 17.1   Identification of Fiduciaries ......................................................................  64
  Section 17.2   Allocation of Fiduciary Responsibilities ...........................................................  64
  Section 17.3   Limitation on Rights of Employees ..................................................................  65
  Section 17.4   Governing Law ......................................................................................  65
  Section 17.5   Gender and Plurals .................................................................................  65
  Section 17.6   Titles .............................................................................................  65
  Section 17.7   References .........................................................................................  65
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  Section 17.8   Use of Trust Funds .................................................................................  65
  Appendix A --  Investment Funds ................................................................................... A-1
  Appendix B --  Loan Interest Rate.................................................................................. B-1
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                                        v

                             THE 2002 RESTATEMENT OF
                    THE SAFEWAY 401(k) SAVINGS PLAN AND TRUST

            The Vons Companies, Inc. (the "Company"), a Michigan corporation, is a wholly-owned subsidiary of Safeway Inc. The Company established the Vons Grocery Co. Profit Sharing Plan (the "Plan"), effective January 1, 1962. The Plan was subsequently renamed The Vons Personal Choice Profit Sharing Plan, effective January 1, 1987, The Vons Companies, Inc. 401(k) Savings Plan, effective January 1, 1995, and the Safeway 401(k) Savings Plan, effective July 1, 1997. The Profit-Sharing and Retirement Plan for Employees of Jerseymaid Milk Products Co., a qualified profit sharing plan, was merged into the Plan effective December 1, 1990. The Plan was amended and restated in 1997 and again effective January 1, 2000. The Plan was amended twice thereafter. The Plan is now amended and restated in its entirety.

            In order to comply with amendments to the Internal Revenue Code mandated by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 and certain parts of the Economic Growth and Tax Relief Reconciliation Act of 2001, and to make certain other changes, this amendment and restatement to the Plan is hereby adopted. This amendment to the Plan constitutes a complete amendment, restatement and continuation of the Plan.

            In general, the provisions of this restatement are effective as of January 1, 2002, except as otherwise provided in the Plan or as required to comply with applicable law.

            Except as otherwise specifically provided herein or required by law, the provisions of this amended and restated Plan relating to eligibility for participation, eligibility for benefits, amount of benefits, manner of benefit payments and timing of benefit payments shall only apply to an Employee who terminates employment on or after January 1, 2002. Any Employee who terminated employment prior to January 1, 2002, shall have his eligibility for benefits and the amount and form of benefits, if any, determined in accordance with the provisions of the Plan or prior plans as in effect on the date his employment terminated except as otherwise required by law.

            The Plan is a profit sharing plan with a cash or deferred arrangement intended to comply with the provisions of Code Sections 401(a) and 401(k). The Trust is intended to be exempt under Code Section 501(a).

            The Plan is an "eligible individual account plan," as defined in ERISA Section 407(d)(3), and provides for the acquisition and holding of "qualifying employer securities," as defined in ERISA Section 407(d)(5).

                                   ARTICLE I.
                                   DEFINITIONS

      Section 1.1 General. Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the meaning specified below unless the context clearly indicates to the contrary.

      Section 1.2 Accounts. "Accounts" means the following Accounts which may be maintained under this Plan for a Participant:

            (a) 401(k) Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's 401(k) Contributions made pursuant to Section 3.3, including any Participant pre-tax contributions made prior to July 1, 1997, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

            (b) Rollover Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's Rollover Contributions made pursuant to Section 4.1, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

            (c) Qualified Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's share of Qualified Nonelective Contributions made pursuant to Section 3.4(b), related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

            (d) After-Tax Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's employee after-tax contributions, if any, made prior to January 1, 1987 or made to the Jerseymaid Plan, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

            (e) Vons Post-94 Match Account means the separate Account, if any, maintained for each Participant to which shall be credited certain amounts designated under the Plan prior to July 1, 1997 as amounts from the "Matching Contribution Account" (as such term was defined under the Plan as in effect prior to July 1, 1997), limited to amounts attributable to "Matching Contributions" (as such term was defined under the Plan as in effect prior to July 1, 1997) for periods commencing on or after January 1, 1995, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans,withdrawals and distributions.

            (f) Vons Pre-95 Match Account means the separate Account, if any, maintained for each Participant to which shall be credited certain amounts designated under the Plan prior to July 1, 1997 as amounts from the "Matching Contribution Account" (as such term was defined under the Plan as in effect prior to July 1, 1997), limited to amounts attributable to "Matching Contributions" (as such term was defined under the Plan as in effect prior to July 1,

1997) for periods prior to January 1, 1995, certain amounts designated under the Plan prior to July 1, 1997 as "Profit Sharing Accounts" (as such term was defined under the Plan as in effect prior to July 1, 1997) attributable to Company contributions for periods prior to January 1, 1987, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

            (g) Vons Post-94 Company Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's share of non-elective contributions made prior to July 1, 1997, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

            (h) Jerseymaid Profit Sharing Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's share of profit sharing contributions made pursuant to the provisions of the Jerseymaid Plan, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

In addition, such other Accounts may be established and maintained as the Administrator may deem appropriate, such as, but not limited to, segregated accounts, noninterest-bearing forfeiture accounts and the like.

      Section 1.3 Active Participant. "Active Participant" means a Participant who is an Eligible Employee.

      Section 1.4 Administrator. "Administrator" means the Company, acting through such individuals or committees whom are appointed by the Board.

      Section 1.5 Annual Addition. "Annual Addition" of a Participant for the Plan Year in question means the sum of

            (a) 401(k) Contributions allocated to his 401(k) Account for that Plan Year (excluding any excess amounts which are distributed to him pursuant to Section 3.4),

            (b) Employer contributions, forfeitures and Participant contributions allocated to his accounts under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year, and

            (c) Except for purposes of Section 3.5(a)(i)(B) and 3.5(a)(ii)(B), the sum of any

                  (i) Employer contributions allocated to an individual medical account (as defined in Code Section 415(l)(2)) which is maintained under a qualified pension or annuity plan, and

                  (ii) Employer contributions allocated to the separate account of a Key Employee (as defined in Section 12.1(b)(iii)) for the purpose of providing post-retirement medical benefits.

            If, in a particular Plan Year, an Employer contributes an amount to a Participant's Accounts because of an erroneous forfeiture in a prior Plan Year or because of an erroneous failure to allocate amounts in a prior Plan Year, the contribution shall not be considered an Annual Addition with respect to the Participant for that particular Plan Year but shall be considered an Annual Addition for the Plan Year to which it relates. If the amount so contributed in the particular Plan Year takes into account actual investment gains attributable to the period subsequent to the Plan Year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an Annual Addition for any Plan Year.

      Section 1.6 Annuity Eligible Balance. "Annuity Eligible Balance" means the balance of a Participant's Jerseymaid Profit Sharing Account.

      Section 1.7 Annuity Starting Date. "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of an amount not payable as an annuity, the first day on which all events have occurred which entitle the Participant to a distribution.

      Section 1.8 Beneficiary.

            (a) Definition. "Beneficiary" means any person or entity designated by a Participant in the manner approved by the Administrator to receive benefits payable as a result of the Participant's participation in the Plan after the Participant's death.

            (b) Special Rule for Married Participants. Each married Participant will be deemed to have selected his Spouse as his Beneficiary unless the Participant's Spouse has given Spousal Consent in the form required by the Administrator. The Administrator may, in its discretion, require a Participant to state on the applicable form provided for that purpose by the Administrator and notarized that:

                  (i) the Participant is able to establish to the satisfaction of the Administrator that he has no Spouse; or

                  (ii) the Participant's Spouse cannot be located; or

                  (iii) there are other circumstances under which consent of the Spouse is not required in accordance with applicable U.S. Treasury or Department of Labor regulations.

            (c) Special Rule if No Designation in Effect. If no valid designation is in effect upon the death of the Participant or if the designated Beneficiary has predeceased the Participant, the Beneficiary shall be the person or persons who shall survive the Participant in the first of the following classes of preferences:

                  (i) Participant's Surviving Spouse; if none, then

                  (ii) Participant's surviving children, including adopted children, in equal shares, per stirpes (by right of representation); if none, then

                  (iii) Participant's surviving parents; if none, then

                  (iv) Participant's surviving brothers and sisters; if none, then

                  (v) the executor or administrator of the Participant's estate.

            (d) Dissolution of Marriage. Upon the dissolution of marriage of a Participant, any designation of the Participant's former Spouse as a Beneficiary shall be treated as though the Participant's former Spouse had predeceased the Participant unless (i) the Participant executes another Beneficiary designation that complies with this Section and clearly names such former Spouse as a Beneficiary following such dissolution, or (ii) a QDRO presented to the Administrator prior to distribution being made on behalf of the Participant explicitly requires the Participant to maintain the former Spouse as the Beneficiary. In any case in which the Participant's former Spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former Spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

      Section 1.9 Board. "Board" means the Board of Directors of the Company.

      Section 1.10 Break in Service. "Break in Service" of an Employee or former Employee means the twelve consecutive month period beginning on the date of his first Hour of Service or any Plan Year beginning thereafter during which he did not have more than 500 Hours of Service.

      Section 1.11 Code. "Code" means the Internal Revenue Code of 1986, as amended.

      Section 1.12 Committee. "Committee" means the person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

      Section 1.13 Company. "Company" means The Vons Companies, Inc. and any successor company which continues the Plan.

      Section 1.14 Company Affiliate. "Company Affiliate" means any entity which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Code Sections 414(b), (c), (m) and 415(h) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

      Section 1.15 Compensation.

            (a) "Compensation" for any Plan Year means the base pay and overtime pay to a Participant by an Employer during the Plan Year including amounts excluded from taxable income by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b).

            (b) Solely for the purposes of Section 1.15 (Deferral Percentage), the Administrator may elect for any Plan Year to exclude from Compensation amounts deferred under Section 3.3 and under Code Section 125 (cafeteria plans) or to apply any alternate definition of Compensation that satisfies the requirements of Code Section 414(s) and the regulations thereunder.

            (c) Effective January 1, 2002, for all purposes of the Plan, Compensation and Statutory Compensation in excess of $200,000 (as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B)) shall be disregarded. For any Plan Year beginning on or after January 1, 1994 but before January 1, 2002, for all purposes of the Plan, Compensation and Statutory Compensation in excess of $150,000 (as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B)) shall be disregarded.

      Section 1.16 Deferral Percentage. "Deferral Percentage" for a Plan Year means, with respect to eligible Participants who are in the Highly Compensated Group and eligible Participants who are in the Nonhighly Compensated Group, the average of the individual percentages obtained as to each Participant in such group by dividing:

            (a) the sum of (A) the amount, if any, credited to his 401(k) Account for the Plan Year in question under this Plan and any other plans which are aggregated with this Plan under Code Section 401(k)(3)(A) (including any excess amounts described in Code Section 402(g) if he is a Highly Compensated Employee but excluding any excess amounts distributed to him pursuant to Section 3.5(b)) and (B) to the extent elected by the Administrator under Section 3.4(b), amounts credited to his Qualified Account for that Plan Year, by

            (b) his Statutory Compensation for that portion of the Plan Year during which he was eligible to defer Compensation to his 401(k) Account.

            The Administrator may elect to expand the Statutory Compensation of a Participant taken into account for purposes of subsection (b) to such amounts received by him for that entire Plan Year provided that such determination is applied uniformly to all Participants for the year in question.

      Section 1.17 Direct Rollover. "Direct Rollover" means a payment by the Plan of an Eligible Rollover Distribution to an Eligible Retirement Plan designated by a Distributee.

      Section 1.18 Disability Retirement. "Disability Retirement" of a Participant means his Separation from the Service due to the Participant's total and permanent incapacity to engage in any employment for the Employer for physical or mental reasons, provided that a written application for such treatment has been filed with the Employer on behalf of such Participant and that the disability is certified to the Employer by a licensed physician of whom it approves.

      Section 1.19 Disability Retirement Date. "Disability Retirement Date" of a Participant means the date (prior to his Normal Retirement Date) fixed by the Administrator for his Disability Retirement.

      Section 1.20 Distributee. "Distributee" means a Participant, an alternate payee under a QDRO or a Beneficiary who is a Surviving Spouse.

      Section 1.21 Effective Date. "Effective Date" means January 1, 2002, unless stated otherwise or required by law. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants and Beneficiaries with Account balances to be invested or distributed after the Effective Date.

      Section 1.22 Election Period. "Election Period" means:

            (a) in the case of an election to waive the Joint and 50% Survivor Annuity and the Joint and 100% Survivor Annuity, the period beginning 90 days before the Participant's Annuity Starting Date and ending on the later of

                  (i) the Participant's Annuity Starting Date, or

                  (ii) the 60th day after the mailing or personal delivery to him of information he has requested under Section 11.3(b)(i).

            (b) in the case of an election to waive the qualified preretirement survivor annuity

                  (i) by a former Participant who has had a Separation from the Service, the period which begins on the date of his Separation from the Service and ends on the date of his death, or

                  (ii) otherwise, the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of his death.

      Section 1.23 Eligible Employee. An "Eligible Employee" means an Employee of an Employer except any Employee:

            (a) who actively participates in the Safeway 401(k) Plan or any other qualified defined contribution plan maintained by the Company or a Company Affiliate,

            (b) whose employment is governed by a collective bargaining agreement that does not expressly provide for coverage under the Plan,

            (c) who is a Project Employee,

            (d) who is a Leased Employee, or

            (e) who is a non-resident alien with no U.S. source earned income (within the meaning of Code Section 861(a)(3)).

            Notwithstanding anything to the contrary, only an Employee who met the eligibility requirements to participate in the Plan prior to July 1, 1998 shall be an "Eligible Employee."

      Section 1.24 Eligible Retirement Plan. "Eligible Retirement Plan" means
(1) an individual retirement account (described in Code Section 408(a)), (2) an individual retirement annuity (described in Code Section 408(b)), (3) an annuity plan (described in Code Section 403(a)), (4) a qualified trust (described in Code Section 402(c)(8)(A)), (5) an annuity contract (described in Code Section 403(b)) and (6) an eligible deferred compensation plan (described in Code
Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state), that will accept and separately account for a Distributee's Eligible Rollover Distribution. Effective for Plan Years beginning before January 1, 2002, an "Eligible Retirement Plan" means only an individual retirement account or an individual retirement annuity for a Distributee who is a Surviving Spouse.

      Section 1.25 Eligible Rollover Distribution.

            (a) Except as provided in subsection (b), "Eligible Rollover Distribution" means any distribution to a Distributee of all or any portion of such Distributee's accounts under a qualified trust.

            (b) "Eligible Rollover Distribution" shall not mean any distribution

                  (i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's beneficiary,

                  (ii) that is paid for a specified period of ten years or more,

                  (iii) that is part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $200 or a total lump sum distribution which is equal to less than $200, as described in Treas. Reg. Sec. 1.401(a)(31) -- 1, Q&A11,

                  (iv) (A) effective January 1, 2002, for any distribution that is made upon hardship of the Employee, and (B) effective for each of the Plan Years commencing on January 1, 1999, January 1, 2000 and January 1, 2001, that is a hardship withdrawal (as defined in Code Section 401(k)(2)(B)(i)(IV)) consisting of elective deferrals under Code Section 401(k),

                  (v) to the extent such distribution is required under Code
Section 401(a)(9), or

                  (vi) except as provided in subsection (c), to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (c) A portion of a distribution shall not fail to be an "Eligible Rollover Distribution" merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

      Section 1.26 Employee. "Employee" means any person who renders services to the Company or a Company Affiliate in the status of an employee as the term is defined in Code Section 3121(d). However, the term does not include any person whose services with the Company or Company Affiliate are performed pursuant to a contract that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company or Company Affiliate rather than an independent contractor. Except as provided in Section 1.31(b) (Highly Compensated Employee), "Employee" shall not include any Leased Employees treated as Employees of the Company or a Company Affiliate pursuant to Code Sections 414(n) and 414(o).

      Section 1.27 Employer. "Employer" means the Company and any Company Affiliate that adopts the Plan as a whole or with respect to any one or more divisions in accordance with Section 14.5.

      Section 1.28 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      Section 1.29 401(k) Contribution. "401(k) Contribution" of a Participant means an amount contributed by his Employer to the Plan for him under Section 3.3(a).

      Section 1.30 Five Percent Owner. "Five Percent Owner" means any person who owns more than 5% of the Company or any Company Affiliate as defined in Code
Section 416.

      Section 1.31 Forfeiting Break in Service. "Forfeiting Break in Service" means five consecutive one-year Breaks in Service, except that any Participant who last had a Separation from the Service prior to July 1, 1997, the term 'Forfeiting Break in Service' means six consecutive one-year Breaks in Service.

      Section 1.32 Forfeiture. "Forfeiture" means the portion of a Participant's Vons Pre-95 Match Account which is not vested in accordance with Section 7.1 based on his Years of Service as of the date of his Separation from the Service provided that no such Forfeiture shall be deemed to occur before the earlier of

            (a) the date such Participant is deemed to receive a distribution of the entire value of his vested Accounts or

            (b) the date such Participant incurs a Forfeiting Break in Service.

      Section 1.33 Former Participant. "Former Participant" means a former Active Participant who is not employed by the Company or any Company Affiliate but who retains a Plan Account.

      Section 1.34 Highly Compensated Employee.

            (a) Effective January 1, 1997, for any current Plan Year, a "Highly Compensated Employee" means any Employee who

                  (i) in the previous Plan Year had Statutory Compensation in excess of $80,000 (as adjusted) and was in the group consisting of the top twenty percent of Employees when ranked by Statutory Compensation for the Plan Year in question (determined after excluding the Employees described in Code Sections 414(q)(5) and 414(q)(8)), or

                  (ii) was a Five Percent Owner at any time during the previous Plan Year or the current Plan Year, or

                  (iii) is a former Employee who during the Plan Year in which he separated from the service or during any Plan Year ending on or after his fifty-fifth birthday, was a highly compensated employee, as defined in Code
Section 414(q)(6) and the regulations thereunder.

            (b) For purposes of this Section, "Statutory Compensation" shall include Compensation deferral amounts and other amounts required to be taken into account pursuant to Code Section 414(q)(4), and "Employee" shall include Leased Employees.

            (c) Each Highly Compensated Employee is a member of the "Highly Compensated Group."

            (d) Effective January 1, 1997, all references to family aggregation are eliminated.

      Section 1.35 Hour of Service.

            (a) "Hour of Service" of an Employee (including a Leased Employee) means the following:

                  (i) Each hour for which he is paid or entitled to payment by the Company or a Company Affiliate for the performance of services.

                  (ii) Each hour in or attributable to a period of time during which he performs no duties (irrespective of whether he has had a Separation from the Service) due to a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which he is so paid or so entitled to payment by the Company or a Company Affiliate, whether direct or indirect; provided, however, that

                      (A) no more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any such period; and

                      (B) no such hours shall be credited to an Employee if attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

                  (iii) Each hour for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or a Company Affiliate; provided, however, no more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any such period.

            (b) (i) Solely for the purposes of Section 1.10 (Break in Service), an Hour of Service shall also include each hour in or attributable to a Plan Year during which the Employee performs no duties for the Company or a Company Affiliate (irrespective of whether he has had a Separation from the Service) due to an absence from work

                      (A) by reason of pregnancy of the Employee,

                      (B) by reason of the birth of a child of the Employee,

                      (C) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

                      (D) for purposes of caring for such child for a period beginning immediately following such birth or placement, subject, however, to the provisions of paragraphs (ii), (iii) and (iv) below.

                  (ii) The hours described in paragraph (i) are

                      (A) the Hours of Service which otherwise would normally have been credited to the Employee but for such absence or

                      (B) in any case in which the Plan is unable to determine such hours, eight Hours of Service per day of such absence,

provided, however, that the total number of hours treated as Hours of Service under paragraph (i) by reason of any such pregnancy or placement shall not exceed 501.

                  (iii) The hours described in paragraph (ii) shall be treated as Hours of Service under paragraph (i)

                      (A) only in the Plan Year in which the absence from work for such reason or purpose begins if the Employee would be prevented from incurring a Break in Service in such Plan Year solely because of the provisions of paragraphs (i) and (ii), or

                      (B) in any other case, in the immediately following Plan Year.

                  (iv) No credit for hours referred to in paragraphs (i), (ii) and (iii) shall be given unless the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish

                      (A) that the absence from work is for a reason or purpose referred to in paragraph (i), and

                      (B) the number of days for which there was such an absence.

            (c) Hours of Service under subsections (a)(ii) and (a)(iii) shall be calculated in accordance with 29 C.F.R. Section 2530.200b-2(b). Each Hour of Service shall be attributed to the Plan Year or initial eligibility year in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. Section 2530.200b-2(c), credits such Hour of Service to another computation period under a reasonable method consistently applied.

            (d) Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 Hour of Service. The following number of Hours of Service shall be credits based on the appropriate payroll frequency:

                   Units of time         Hours of Service
                   -------------         ----------------
                   day                   10 hours
                   week                  45 hours
                   semi-monthly          95 hours
                   monthly               190 hours

            (e) An Employee's service with a predecessor or acquired company shall only be counted in the determination of his Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Company Affiliate.

            (f) Notwithstanding any contrary Plan provision, an Employee's service with the Vons Employees Federal Credit Union shall be counted in the determination of his Hours of Service for all purposes of the Plan.

      Section 1.36 Inactive Participant. "Inactive Participant" means a former Active Participant who (a) is employed by the Company or a Company Affiliate but is no longer an Eligible Employee and (b) who retains a Plan Account.

      Section 1.37 Investment Fund. "Investment Fund" means one of the investment funds of the Trust Fund, including the investment fund intended to consist primarily of Safeway Stock, which is authorized by the Administrator at the time of reference as provided in Article V. The Investment Funds to be offered to Participants and Beneficiaries are set forth in Appendix A.

      Section 1.38 Jerseymaid Plan. "Jerseymaid Plan" means the Profit-Sharing and Retirement Plan for Employees of Jerseymaid Milk Products Co., which was merged into the Plan effective December 1, 1990.

      Section 1.39 Joint and 50% Survivor Annuity. "Joint and 50% Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of his Surviving Spouse which is 50% of the amount payable during the joint lives of the Participant and his Spouse.

      Section 1.40 Joint and 100% Survivor Annuity. "Joint and 100% Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of his Surviving Spouse which is 100% of the amount payable during the joint lives of the Participant and his Spouse.

      Section 1.41 Leased Employee. Effective January 1, 1997, "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

      Section 1.42 Leveling Method. "Leveling Method" means the method of allocating the dollar amount of the excess contributions (within the meaning of Treas. Reg. Sec. 1.401(k)-1(g)(7)) under Section 3.4 as described in this Section. Under this method, the total of excess contributions to be distributed is allocated among the Highly Compensated Employees so that the allocations described in Section 1.16(a) (Deferral Percentage) of the Highly Compensated Employees with the highest dollar amount of such allocations are reduced. This reduction will be accomplished so that either (a) the total of such reductions (together with all prior reductions hereunder for the applicable Plan Year) equals the total of such excess contributions or (b) such Highly Compensated Employee's remaining such allocations equals the allocations of the Highly Compensated Employee with the next highest dollar amount of such allocations. This process is repeated with respect to the applicable Highly Compensated Employees until the total of such reductions attributable to all such Highly Compensated Employees is equal to the total of such excess contributions.

      Section 1.43 Military Leave. Any Employee who leaves the Company or a Company Affiliate directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling him to reemployment rights, as provided in the laws of the United States, shall, solely for purposes of the Plan and irrespective of whether he is compensated by the Company or a Company Affiliate during such period of service, be on Military Leave. An Employee's Military Leave shall expire if such Employee voluntarily resigns from the Company or such Company Affiliate during such period of service or if he fails to make application for reemployment within the period specified by such laws for the preservation of his reemployment rights.

      Section 1.44 Nonhighly Compensated Employee. "Nonhighly Compensated Employee" means for a Plan Year each Employee of the Company or a Company Affiliate who is not a Highly Compensated Employee as determined under Code
Section 414(q). Each Nonhighly Compensated Employee is a member of the "Nonhighly Compensated Group."

      Section 1.45 Normal Retirement. "Normal Retirement" of an Active Participant means his Separation from the Service (except by death) on or after his Normal Retirement Date.

      Section 1.46 Normal Retirement Date. "Normal Retirement Date" means the Participant's 65th birthday.

      Section 1.47 Participant. Participant means an Employee or former Employee who is participating or has participated in the Plan and who has one or more Accounts under the Plan.

      Section 1.48 Payday. "Payday" of a Participant means the regular and recurring established day for payment of Compensation to Employees in his classification or position.

      Section 1.49 Plan. "Plan" means the Safeway 401(k) Savings Plan.

      Section 1.50 Plan Representative. "Plan Representative" means any person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

      Section 1.51 Plan Year. "Plan Year" means the calendar year.

      Section 1.52 Project Employee. "Project Employee" means any employee classified as a project employee by his Employer in the administration of the Employer's human resources policies.

      Section 1.53 QDRO. "QDRO" means a domestic relations order which the Administrator or its designee has determined to be a qualified domestic relations order within the meaning of Code Section 414(p).

      Section 1.54 Qualified Election. "Qualified Election" shall mean a written waiver of a qualified Joint and 50% Survivor Annuity, a Joint and 100% Survivor Annuity or a qualified pre-retirement survivor annuity with Spousal Consent. A revocation of a prior waiver may be made by the Participant without Spousal Consent at any time before the commencement of benefits. A new waiver can be made thereafter, but a new Spousal Consent will be required. The number of revocations and waivers shall not be limited.

      Section 1.55 Rules of the Plan. "Rules of the Plan" means the rules adopted by the Administrator for the administration, interpretation or application of the Plan.

      Section 1.56 Safeway Stock. "Safeway Stock" means shares of common stock of Safeway Inc., par value $0.01 per share.

      Section 1.57 Separation from the Service.

            (a) "Separation from the Service" means an Employee's resignation from or discharge by the Company or a Company Affiliate, death, Normal Retirement or Disability Retirement but not his transfer of employment among the Company and Company Affiliates.

            (b) A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a Military Leave shall not constitute a Separation from the Service; provided, however, that

                  (i) continuation upon a temporary layoff for lack of work for a period in excess of twelve months shall be considered a discharge effective as of the commencement of the twelfth month of such period, and

                  (ii) failure to return to work upon expiration of any leave of absence, sick leave, or vacation or within three days after recall from a temporary layoff for lack of work, or before expiration of a Military Leave shall be considered a resignation effective as of the commencement of any such leave of absence, sick leave, vacation, temporary layoff or Military Leave.

      Section 1.58 Spousal Consent. "Spousal Consent" to an election, designation or other action of a Participant means the written consent of the Spouse of the Participant, witnessed by a Plan Representative or a notary public, which acknowledges the effect of such election on the rights of the Spouse. In the case of consent to a Beneficiary designation, it also acknowledges that such designation cannot be changed without further Spousal Consent unless the Spousal Consent expressly permits such changes without the necessity of additional Spousal Consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the Plan Representative that it cannot actually be obtained because there is no Spouse, or because the Spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the Spouse who provided it.

      Section 1.59 Spouse; Surviving Spouse. "Spouse" or "Surviving Spouse" of a Participant means the spouse to whom he was married on the relevant date. However, to the extent required by a QDRO, a Spouse or former Spouse shall be treated as a Surviving Spouse.

      Section 1.60 Statutory Compensation. "Statutory Compensation" of a Participant for any Plan Year means his wages as defined in Section 3401(a) and all other payments of compensation to him by the Company or Company Affiliate (in the course of its trade or business) for which the Company or Company Affiliate is required to furnish the Participant a written statement under Code Sections 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services rendered (such as the exception for agricultural labor in Code Section 3401(a)(2)).

      Section 1.61 Trust Fund. "Trust Fund" means the fund established under this Trust Agreement by contributions made by the Employers and Participants, pursuant to the Plan and from which any distributions under the Plan are to be made.

      Section 1.62 Trustee. "Trustee" means Wells Fargo Bank, National Association, and any successor trustee or trustees of the Trust Fund under this Trust Agreement.

      Section 1.63 Valuation Date. "Valuation Date" means each day the Investment Funds are valued.

      Section 1.64 Year of Service. "Year of Service" means a Plan Year during which an Employee is credited with at least 1,000 Hours of Service. Service credited through June 30, 1997 shall be determined under the terms of the Plan as then in effect which terms measured service for vesting in the same manner as set forth above and included service credited prior to January 1, 1962.

                                   ARTICLE II.
                                   ELIGIBILITY

      Section 2.1 Requirements for Participation.

            (a) Any individual who is a Plan participant as of December 31, 2001 shall continue to be eligible to participate in the Plan.

            (b) Notwithstanding anything to the contrary, no individual who has not become a Participant as of July 1, 1998 shall become a Participant in the Plan.

            (c) If an Active Participant becomes an Inactive Participant or a Former Participant, he cannot become an Active Participant again.

      Section 2.2 Inactive Status.

            (a) An Active Participant who is transferred directly to a different position or classification at the Company or a Company Affiliate and is no longer an Eligible Employee shall immediately cease to be an Active Participant and shall become an Inactive Participant.

            (b) All provisions of the Plan shall otherwise continue to apply to an Inactive Participant except that he shall not make 401(k) Contributions or be entitled to Qualified Nonelective Contributions under Section 3.4 while he is an Inactive Participant.

      Section 2.3 Former Participants.

            (a) An Active or Inactive Participant who ceases to be an Employee of the Company or a Company Affiliate shall, if he has a Plan Account, immediately become a Former Participant.

            (b) All provisions of the Plan shall otherwise continue to apply to a Former Participant except that he shall not make 401(k) Contributions or be entitled to Qualified Nonelective Contributions under Section 3.4 while he is a Former Participant.

      Section 2.4 Safeway Participants' Accounts. In the case of an individual who ceases to participate in the Plan on or after July 1, 1998 because he is no longer an Eligible Employee and who subsequently becomes a participant in the Safeway 401(k) Plan, all undistributed Accounts of such individual shall continue to be maintained under this Plan.

                                  ARTICLE III.
                                  CONTRIBUTIONS

      Section 3.1 Contributions in General. Contributions are to be made to the Trust by the Employers on behalf of the Participants as provided in the Plan. The Trustee shall have no duty to require any contributions to be made to it or to determine whether contributions delivered to it hereunder comply with the provisions of this Plan or any resolutions, rules, regulations or policies of the Company providing for such contributions.

      Section 3.2 Maximum Annual Contribution. Except for contributions described in Section 13.11, the Employer's contribution for any Plan Year shall not exceed the maximum amount deductible by the Employer for any taxable year ending with or within such Plan Year under Code Section 404(a)(3)(A).

      Section 3.3 401(k) Contributions.

            (a) Amount.

                  (i) Each Active Participant who enters into a payroll reduction agreement may elect, in accordance with the Rules of the Plan, to contribute a 401(k) Contribution by payroll reduction in an amount equal to a designated whole percentage of his Compensation. Participants may designate from 1% to 25% of Compensation as 401(k) Contributions.

                  (ii) The Participant's payroll reduction agreement shall be in any form acceptable to the Administrator (including internet, intranet, telephonic or other methods). The amount designated as a 401(k) Contribution shall be deducted for each Payday in such Plan Year in which it is in effect. Deductions shall be effective on the first Payday on which it is administratively feasible to commence such deductions. Participants' elections will automatically apply to increases or decreases in Compensation.

                  (iii) In no event shall the aggregate of such deferrals under this subsection (a) for any calendar year exceed the annual limit under Code
Section 402(g), as adjusted by the Secretary of the Treasury for that calendar year.

                  (iv) The Administrator may authorize a suspension or reduction of 401(k) Contributions as it deems necessary to satisfy Section 3.4.

            (b) Commencement, Resumption or Change of 401(k) Contributions. As permitted under the Rules of the Plan:

                  (i) An Active Participant may increase, decrease or completely discontinue his 401(k) Contributions made pursuant to this Section in the frequency and manner determined by the Administrator (including internet, intranet, telephonic or other methods).

                  (ii) An Active Participant who has discontinued his 401(k) Contributions may recommence making them in the frequency and manner determined by the Administrator (including internet, intranet, telephonic or other methods).

                  (iii) Notwithstanding the foregoing, all 401(k) Contributions shall automatically cease as of the date on which the Active Participant ceases to be an Eligible Employee.

            (c) Deposit in Trust. Each Participant's 401(k) Contributions shall be transmitted to the Trustee as soon as practicable after the end of each Payday but in no event more than 15 business days after the end of the month in which they were withheld.

            (d) Allocation of 401(k) Contributions. Each Participant's 401(k) Contributions shall be credited to his 401(k) Account in accordance with Article VI.

            (e) Vesting of 401(k) Account. A Participant shall always be 100% vested in his 401(k) Account.

            (f) Return of Excess Deferred Compensation. If a Participant makes deferrals to this Plan and any other cash or deferred arrangement for a calendar year which exceed the limit under Code Section 402(g) for such year, the Participant shall notify the Administrator of the amount of such excess deferrals made under this Plan by the March 1 of the next calendar year. The amount of such excess deferrals (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Code Section 401(a)(4)) shall be distributed to the Participant by the April 15 of the next calendar year. If a Participant has made excess deferrals to this Plan, the Participant shall be deemed to have given the notice referred to above, and the excess contributions (and any income thereon) shall be distributed to the Participant by such April 15. Any such distribution shall not be subject to any Spousal Consent, nor shall it be treated as a withdrawal or distribution subject to the provisions of Article VIII or XI.

      Section 3.4 Limitation on 401(k) Contributions. Effective January 1, 1997, each Plan Year the Plan must satisfy the requirements of this Section. The Administrator shall determine if these requirements are satisfied pursuant to Treas. Reg. Sec. 1.401(k)-1 and subsequent Internal Revenue Service guidance issued under the applicable provisions of the Code, the provisions of which are incorporated by reference.

            (a) For each Plan Year, the Deferral Percentage of the Highly Compensated Group shall be

                  (i) not more than 125 percent of, or

                  (ii) not more than two percentage points higher than, and not more than twice, the Deferral Percentage of the Nonhighly Compensated Group for the current Plan Year (the "Current Year Testing Method").

      Instead of applying the Current Year Testing Method, the Administrator may elect to apply the Deferral Percentage for the Nonhighly Compensated Group for the preceding Plan Year ("Prior Year Testing Method") as permitted by Internal Revenue Service Notice 98-1 (or any successor thereto subject to any required Internal Revenue Service approval). If the Administrator makes this election, the Prior Year Testing Method will apply for all subsequent Plan Years (until changed by the Administrator) and will be set forth in an exhibit to the Plan.

            (b) In order to achieve the result described in subsection (a), the following actions shall be taken, as provided under Code Section 401(k), the regulations thereunder and the Rules of the Plan, in the order selected by the Administrator and to the extent necessary:

                  (i) The Administrator shall make the election provided in
Section 1.15(b) (Compensation).

                  (ii) To the extent permitted by Code Section 401(a)(4) and Treas. Reg. Sec. 1.401(k)-1(b)(5) (which are incorporated herein by this reference), the Company may make an additional contribution (a "Qualified Nonelective Contribution") to the Qualified Accounts of select Participants. Such Qualified Nonelective Contribution shall be allocated to Participants in inverse order of Compensation received in the Plan Year in question (so the lowest compensated Participant receives the first allocation) with each Participant who receives an allocation receiving the maximum allocation permitted by Code Section 415 before any Participant with greater Compensation receives any allocation, until such contribution is fully allocated.

                  (iii) Prior to the end of the following Plan Year, the amount of excess contributions within the meaning of Treas. Reg. Sec. 1.401(k)-1(g)(7) (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Section 5.1 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be allocated according to the Leveling Method and distributed to the Highly Compensated Employees in question. Such distribution shall not be subject to any Spousal Consent requirements or treated as a withdrawal or distribution subject to Article VIII or XI.

            (c) The amount of any distributions under subsection (b) shall be determined after the maximum deferrals under Section 3.3(a) and the distribution of such deferrals pursuant to Section 3.3(f).

      Section 3.5 Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations.

            (a) Subject to subsection (b) below, in any Plan Year (which shall be the Plan's "limitation year" within the meaning of Treas. Reg. Sec. 1.415-2(b)), the Annual Addition of a Participant shall not:

                  (i) effective for limitation years beginning on or after January 1, 2002, exceed the lesser of

                      (A) $40,000 (as adjusted), or

                      (B) 100% of such Participant's Statutory Compensation for such Plan Year.

                  (ii) effective for limitation years beginning prior to January 1, 2002, exceed the lesser of

                      (A) $30,000 (as adjusted), or

                      (B) 25% of such Participant's Statutory Compensation for such Plan Year.

            (b) If the Annual Addition of a Participant would exceed the limits of subsection (a) as a result of an allocation of forfeitures, a reasonable error in estimating a Participant's Statutory Compensation, a reasonable error in determining the amount of a Participant's elective deferrals or under other limited facts and circumstances found justifiable by the Commissioner of Internal Revenue, the Administrator shall, to the extent necessary to eliminate such excess (and in the following order):

                  (i) refund or refuse to accept any part or all of the Participant's 401(k) Contributions to be allocated to his 401(k) Account in the Limitation Year; and/or

                  (ii) reduce his allocation of Employer contributions for such Plan Year to his Qualified Account.

            (c) All references to the requirements of Code Section 415(e) (combined plan limit) are eliminated effective January 1, 2000.

      Section 3.6 Reemployment Rights after Qualified Military Service.

            (a) Effective December 12, 1994 solely for purposes of this Section, the following definitions shall apply:

                  (i) "Qualified Military Service" means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

                  (ii) "Compensation" means

                      (A) Compensation the Employee would have received during his period of Qualified Military Service if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from an Employer but for absence during his period of Qualified Military Service, or

                      (B) if the Compensation the Employee would have received during his period of Qualified Military Service was not reasonably certain, the Employee's average Compensation from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if the Employee had fewer than 12 months of employment, during the period of employment immediately preceding the Qualified Military Service).

            (b) A Participant who leaves his Employer as a result of Qualified Military Service and returns to employment with an Employer may elect during the period described in subsection (c) to make additional 401(k) Contributions under the Plan in the amount determined under subsection (d) or such lesser amount, as elected by the Participant.

            (c) The period determined under this subsection shall be the period which begins on the date of the Employee's reemployment with an Employer after his Qualified Military Service that extends until the lesser of

                  (i) the product of 3 multiplied by the period of Qualified Military Service, and

                  (ii) 5 years.

            (d) The amount described in this subsection is the maximum amount of 401(k) Contributions that the Participant would have been permitted to make in accordance with the limitations described in subsection (e)(i) during the Participant's period of Qualified Military Service if the Participant had continued to be employed by the Employer during such period and received Compensation. Proper adjustment shall be made for any contributions actually made during the Participant's period of Qualified Military Service.

            (e) If any deferral or contribution is made by a Participant or an Employer pursuant to this Section,

                  (i) such deferral or contribution shall not be subject to any otherwise applicable limitation contained in Code Section 402(g), 404(a) or 415 and shall not be taken into account in applying such limitations to other deferrals or benefits under the Plan or any other plan, with respect to the Plan Year in which the deferral is made,

                  (ii) such deferral or contribution shall be subject to the limitations described in paragraph (i) with respect to the Plan Year to which the deferral or contribution relates in accordance with the rules prescribed by the Secretary of the Treasury,

                  (iii) the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 410(b) or 416 by reason of the making of (or the right to make) such deferral or contribution.

            (f) The Company shall not credit earnings on any deferral or contribution made under this Section before such deferral or contribution is actually made.

                                   ARTICLE IV.
                             ROLLOVERS AND TRANSFERS

      Section 4.1 Rollovers and Transfers.

            (a) An Eligible Employee may make a contribution to his Rollover Account if such contribution meets the requirements of this Section and is in accordance with the Rules of the Plan. The Administrator may require the Eligible Employee to supply information sufficient to determine if his contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of this Section, the contribution shall not be permitted.

            (b) To meet the requirements of this Section, such contribution must be

                  (i) an Eligible Rollover Distribution from

                      (A) a qualified trust meeting the requirements of Code
Section 401(a),

                      (B) an employee annuity plan meeting the requirements of Code Section 403(a)(1),

                      (C) an annuity contract (described in Code Section 403(b)) or

                      (D) an eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state)

                  (ii) a tax-free rollover distribution from an individual retirement account or an individual retirement annuity which in turn consisted entirely of an Eligible Rollover Distribution paid from

                      (A) a qualified trust under Code Section 401(a),

                      (B) an annuity plan under Code Section 403(a),

                      (C) an annuity contract (described in Code Section 403(b)) or

                      (D) an eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state)

in which the Eligible Employee was an employee within the meaning of Code
Section 401(c)(1) at the time contributions were made on his behalf under such arrangement, together with any investment earnings, and which otherwise meets the requirements of Code Section 408(d)(3); or

                  (iii) a direct rollover from an Eligible Retirement Plan that, if paid to an Eligible Employee instead of the Plan, would have constituted an Eligible Rollover Distribution.

            (c) In addition, to meet the requirements of this Section, such contribution must

                  (i) be made within 60 days following the day on which the Eligible Employee received the distribution from an Eligible Retirement Plan, except as permitted by the Secretary of Treasury,

                  (ii) constitute an Eligible Rollover Distribution,

                  (iii) consist entirely of cash, and

                  (iv) not consist of any after-tax contributions.

            (d) Any amount contributed or transferred pursuant to Article IV shall be credited to an Eligible Employee's Rollover Account. If required by law, all or a portion of such contribution or transfer will be accounted for separately.

            (e) The Administrator may, in its discretion, permit the Plan to accept a direct transfer from a qualified trust (described in Code Section 401(a)) of an Eligible Employee's benefits under such trust. Benefits transferred on behalf of an Eligible Employee to the Plan under this Section shall be credited to the Eligible Employee's transfer account or such other Accounts as are designated by the Administrator. The Administrator shall not accept any plan-to-plan transfer under this Section if such transfer would require the Plan to provide optional forms of benefit not otherwise provided by the Plan as required by Code Section 411(d)(6).

            (f) If the Administrator accepts a contribution or transfer pursuant to this Section and later determines that it was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Eligible Employee.

            (g) An Eligible Employee who makes a contribution to his Rollover Account pursuant to this Section prior to the date that he satisfies the eligibility requirements described in Article II shall generally be treated as a Participant for purposes of the Plan provisions relating to the maintenance, valuation, investment and distribution of Accounts. However such Eligible Employee shall not be treated as a Participant for purposes of eligibility to make 401(k) Contributions.

                                   ARTICLE V.
                             INVESTMENT OF ACCOUNTS

      Section 5.1 Investment Options.

            (a) Investment Direction. As permitted under the Rules of the Plan, a Participant and a Beneficiary of a deceased Participant may elect to have his Accounts held and invested under any of the Investment Funds or to change any prior investment election.

            (b) Investment Elections. Any investment election under subsection
(a) shall remain in effect until revoked or modified by the Participant or Beneficiary. If Accounts are invested in more than one Investment Fund, changes in proportions due to investment results shall not require any automatic transfer of values between Investment Funds. Each Participant and Beneficiary is responsible for transmitting his investment elections to the Trustee.

            (c) Available Investment Funds. A list of the Investment Funds offered under the Plan is set forth in Appendix A and may be changed from time to time without the necessity of amending this Plan and Trust document. The Administrator may set a maximum percentage of the total election that a Participant or Beneficiary may direct into any specific Investment Fund as set forth in Appendix A.

            (d) Manner of Making Investment Elections. The Administrator will establish the manner (writing, internet, intranet, telephonic, electronic or other methods) and advance notice required for making investment elections under
Section 5.1.

            (e) Timing. Purchases and sales of assets in the Investment Funds as required under this Section shall be made within a reasonable time after the applicable investment election is made, and Accounts shall be adjusted to reflect amounts actually realized or paid in such transactions.

            (f) ERISA Section 404(c). The Plan is a plan which is described in ERISA Section 404(c) under which each Participant or Beneficiary shall exercise control over the assets in his Accounts and shall be provided the opportunity to choose, from a broad range of investments, the manner in which the assets in his Accounts are invested. The Participant or Beneficiary shall not be deemed to be a fiduciary by reason of his exercise of control, and no person who is otherwise a fiduciary shall be liable for any loss or by reason of any breach which results from such exercise of control, whether by the Participant's or Beneficiary's affirmative direction or failure to direct an investment. In addition, no account shall bear any loss or have any responsibility or liability for any investment directed by any other Participant or Beneficiary with respect to his Accounts.

      Section 5.2 Default Investment Fund. If a Participant or Beneficiary fails or declines to make an effective investment election, the Participant's or Beneficiary's Accounts shall be held in one or more default Investment Funds as directed by the Administrator.

                                   ARTICLE VI.
                    VALUATION OF THE TRUST FUND AND ACCOUNTS

      Section 6.1 Individual Participant Accounting. The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds. At any point in time, the Account value shall be determined using the most recent Valuation Date values provided by the Trustee.

      Section 6.2 Valuation Date Accounting and Investment Cycle. Participant Account values shall be determined as of each Valuation Date. For any transaction to be processed as of a Valuation Date, the Trustee must receive instructions for the transaction by the date specified by the Trustee, and such instructions shall apply to amounts held in the Account on that date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Valuation Date, based upon the Valuation Date values provided by the Trustee, and settled on the Trustee's next business date.

      Section 6.3 Accounting for Investment Funds. Investments in each Investment Fund (other than Safeway Stock) shall be accounted for in units or other methods approved by the Administrator. Safeway Stock investments shall be accounted for based on share accounting. The Trustee is responsible for determining the share values of each Investment Fund as of each Valuation Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

      Section 6.4 Payment of Fees and Expenses. Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance are paid by the Company, such fees and expenses shall be paid as set forth below. The Company may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries unless doing so would result in impermissible discrimination.

            (a) Account Maintenance. Account maintenance fees and expenses may include, but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees may be charged at the Investment Fund level in the manner described in (c) below or charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

            (b) Transaction. Transaction fees and expenses may include, but are not limited to, withdrawal, distribution and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's

Account balance below zero. There is no limit on the number of Investment Fund election changes, and no fees are assessed on Investment Fund election changes by a Participant or Beneficiary. However, a fee (determined by the Administrator) may be charged with respect to each purchase and sale of Safeway Stock.

            (c) Investment Fund Management and Maintenance. Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund. The Trustee shall have the authority to pay from the Trust any such fees and expenses that remain unpaid by the Company for 60 days.

      Section 6.5 Participant Statements. The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as is administratively feasible.

      Section 6.6 Accounts for Alternate Payees. A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

            (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under Article XI, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

            (b) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he were a Participant.

      Section 6.7 Determination of Values. As of each Valuation Date, the Administrator shall determine the fair market value of each asset in each Investment Fund in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. The value of any real property held in the Trust Fund determined as of the end of any Plan Year shall be considered to remain unchanged until the end of the following Plan Year. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

      Section 6.8 Allocation of Values. As of each Valuation Date, the Administrator shall allocate the gains or losses of each Investment Fund since the last preceding Valuation Date to a Participant's Accounts in the same proportion that the value of the Participant's Accounts invested in the Investment Fund in question bears to the total value of all Participants' Accounts invested in the Investment Fund. Such determinations shall be made without taking into account deferrals of Compensation attributable to the last Valuation Date.

      Section 6.9 Applicability of Account Values. The value of an Account, as determined as of a given date under this Article, plus any amounts subsequently credited thereto and less any amounts withdrawn, distributed or transferred to suspense, shall remain the value thereof for all purposes of the Plan and Trust until revalued hereunder.

                                  ARTICLE VII.
                                     VESTING

      Section 7.1 Fully Vested Accounts. A Participant shall be fully vested at all times in his 401(k) Account, After-Tax Account, Rollover Account, Vons Post-94 Match Account, Vons Post-94 Company Account and Jerseymaid Profit-Sharing Account.

      Section 7.2 Full Vesting Upon Certain Events. A Participant's entire Vons' Pre-95 Match Account shall become fully vested once he has attained his Normal Retirement Date while an Employee or upon his terminating employment with all Company Affiliates due to his Disability Retirement or death.

      Section 7.3 Vesting Schedule.

                  (a) Effective April 1, 2001, each Participant who is credited with at least one Hour of Service on or after April 1, 2001 shall become fully vested in his Vons' Pre-95 Match Account. Each Terminated Participant who has not, as of April 1, 2001, already forfeited his Vons' Pre-95 Match Account pursuant to Section 7.4 of the Plan and who again becomes an Employee shall become fully vested in his Vons' Pre-95 Match Account as of the first day he is credited with an Hour of Service. However, no Former Participant, including anyone who has previously forfeited his Vons' Pre-95 Match Account, shall not become vested in such previously forfeited amount.

                  (b) For an individual who became a Former Participant prior to April 1, 2001, in addition to the vesting schedule provided in Section 7.2, such Participant's Vons Pre-95 Match Account shall become vested in accordance with the following schedule:

                      Years of Service             Vested Percentage
                      ----------------             -----------------
                      Less than 3                                0%
                      3 but less than 4                          20%
                      4 but less than 5                          40%
                      5 but less than 6                          60%
                      6 but less than 7                          80%
                      7 or more                                 100%.

                  (c) If the Plan's vesting schedule is changed, the vested percentage for each Participant shall not be less than his vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Service when the schedule is changed, his vested percentage shall be determined using the more favorable vesting schedule.

               Section 7.4 Forfeitures of Non-Vested Account Balances Upon Certain Events. A Former Participant shall forfeit his non-vested Account balance as soon as administratively feasible after the earliest of the date he:

            (a) is determined to be a Former Participant, if his vested Account balance is zero;

            (b) receives a complete distribution of his vested Account balance;
or

            (c) incurs a Forfeiting Break in Service.

      Section 7.5 Use of Forfeitures. Any Forfeitures shall be used to restore Accounts and to pay Plan fees and expenses as directed by the Administrator.

                                  ARTICLE VIII.
                             IN-SERVICE WITHDRAWALS

      Section 8.1 In-Service Withdrawal Approval. A Participant must apply for an in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Administrator is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Article and granting such request. All in-service withdrawals will be subject to the Rules of the Plan.

      Section 8.2 Payment Form and Medium. The form of payment for an in-service withdrawal shall be a cash lump sum. However, if all or any portion of an in-service withdrawal represents an Eligible Rollover Distribution, a Participant may elect a Direct Rollover.

      Section 8.3 Source and Timing of In-Service Withdrawal Funding.

            (a) An in-service withdrawal to a Participant shall be made solely from the vested assets of his own Accounts and will be based on the Account values as of the Valuation Date on which the in-service withdrawal is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding an in-service withdrawal, amounts shall be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Valuation Date on which the in-service withdrawal is processed.

            (b) In-service withdrawals will be funded on the date following the Valuation Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

      Section 8.4 Types of In-Service Withdrawals. The types of in-service withdrawals that are available to Active and Inactive Participants are described below.

            (a) After-Tax Account Withdrawal. An Active or Inactive Participant may withdraw all or any portion of the contributions credited to his After-Tax Account plus a pro-rata share of investment earnings at any time.

            (b) Age 59 1/2 Withdrawal. Effective January 1, 2000, an Active or Inactive Participant may withdraw all or any portion of his vested Accounts when he attains age 59 1/2. Any Age 59 1/2 withdrawal shall be debited from the Participant's Accounts in the following order: (1) Rollover Account, (2) After-Tax Account, (3) 401(k) Account, (4) Qualified Account, (5) Vons Pre-95 Match Account, (6) Vons Post-94 Match Account, (7) Vons Post-94 Company Account, and (8) Jerseymaid Profit Sharing Account.

            (c) Age 70 1/2 Withdrawal. Effective from January 1, 1997 until December 31, 1999, a Participant (other than a Five Percent Owner) who attains age 70 1/2 may withdraw all or any portion of the balance of his vested Accounts. Any Age 70 1/2 withdrawal shall be debited from the Participant's Accounts in the following order: (1) Rollover Account, (2) After-Tax Account,
(3) 401(k) Account, (4) Qualified Account, (5) Vons Pre-95 Match Account, (6)
Vons

Post-94 Match Account, (7) Vons Post-94 Company Account, and (8) Jerseymaid Profit Sharing Account.

      Section 8.5 Fees. The Participant's Accounts may be charged for actual administrative fees charged by a third-party recordkeeper for any in-service withdrawal.

      Section 8.6 Spousal Consent. A Participant who has an Annuity Eligible Balance is required to obtain Spousal Consent in order to take an in-service withdrawal.

                                   ARTICLE IX.
                                      LOANS

      Section 9.1 Participant Loans Permitted. Loans to Participants are permitted pursuant to the terms and conditions set forth in this Article, the Rules of the Plan and the loan policy established by the Administrator. Loans to Project Employees are not permitted. At the discretion of the Administrator, Participants may be charged a reasonable administrative fee in connection with obtaining and/or maintaining a Plan loan.

      Section 9.2 Loan Application, Note and Security. A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his Account.

      Section 9.3 Loan Approval. The Administrator is responsible for determining that a loan request conforms to the requirements described in this Article and granting such request.

      Section 9.4 Loan Funding Limits. The loan amount must meet all of the following limits as determined as of the date the loan is processed:

            (a) Plan Minimum Limit. The minimum amount for any loan is $1,000.

            (b) Plan Maximum Limit. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the vested amount of his Accounts.

            (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of the vested balance of his Accounts, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Company Affiliates shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

      Section 9.5 Maximum Number of Loans. Participants may have only one loan outstanding at any given time.

      Section 9.6 Source and Timing of Loan Funding.

            (a) A loan to a Participant shall be made solely from the assets of his own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be in the following order: (1) Rollover Account, (2) After-Tax Account, (3) 401(k) Account, (4) Qualified Account, (5) Vons Pre-95 Match Account, (6) Vons Post-94 Match Account, (7) Vons Post-94 Company Account and (8) Jerseymaid Profit Sharing Account. Within each Account used for funding a loan, amounts shall taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Valuation Date on which the loan is processed.

            (b) Loans will be funded on the Trustee's next business date following the Valuation Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

      Section 9.7 Interest Rate. The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate is determined as set forth in Appendix B and may be changed from time to time without the necessity of amending this Plan and Trust document.

      Section 9.8 Repayment. Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time without penalty. The Participant may choose the loan repayment period, not to exceed four years. However, the loan repayment period may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant's principal residence.

      Section 9.9 Repayment Hierarchy. Loan principal payments shall be credited to the Participant's Accounts in the same order, on a pro rata basis, used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited by investment type based upon the Participant's current investment election for new contributions.

      Section 9.10 Repayment Suspension. The Administrator may agree to a suspension of loan payments for up to three months for a Participant who is on a Company-authorized leave of absence without pay (other than a Military Leave) or for a longer period for a Participant on a Military Leave. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

      Section 9.11 Loan Default.

            (a) A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code Section 72(p).

            (b) In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon to the Internal Revenue Service as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Accounts by distributing the note to the Participant.

      Section 9.12 Call Feature. The Administrator shall provide a reasonable time period for a Participant to repay his loan in full after his employment with the Company and all Company Affiliates has terminated or if the Plan is terminated. After the expiration of the reasonable time period, the Administrator shall have the right to call the Participant's loan and treat the event as a distribution.

      Section 9.13 Loan Administration.

            (a) The Administrator shall direct and administer loans made to Participants pursuant to the Plan and shall have responsibility for such loans including, without limitation, responsibility for the following: the development of procedures and documentation for the loans; the acceptance of loan applications; the preparation and execution of loan documentation; the disclosure of interest rate information as required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. Sec. 1601 et seq.; the enforcement of promissory note terms, including, but not limited to, directing the Trustee to take specified actions; and the maintenance of accounts and records regarding interest and principal payments on promissory notes. The Trustee shall not be responsible for reviewing such documents, records, and procedures, but the Trustee may from time to time examine such documents, records, and procedures as it deems appropriate.

            (b) The Trustee appoints the Administrator custodian for the physical custody and safekeeping of the promissory notes and other documents evidencing Participant loans.

            (c) The Trustee shall account for Participant loans in aggregate, as a single asset of the Trust. Within 30 days of the close of each fiscal year of the Trust, and within 30 days of the termination of this Agreement, the Administrator shall file with the Trustee a written account setting forth in the aggregate all investments, receipts, disbursements, and other transactions effected by it with respect to Participant loans during such fiscal year or the period from the close of the last fiscal year to the date of such termination. The Trustee may rely on such accounting by the Administrator in valuing and accounting for Trust assets as required by this Trust and shall be under no liability for accounting for Participant loans or transactions relating to Participant loans.

            (d) The Administrator shall direct the Trustee with respect to all returns and filings required by the Code or applicable state law, as a result of any Participant loan, including, but not limited to, returns and filings required by reason of failure by the borrower to make any payments. The Trustee shall be under no liability for failure to file such returns or reports, unless as a result of failure to follow the Administrator's direction.

      Section 9.14 Spousal Consent. A Participant who has an Annuity Eligible Balance is required to obtain Spousal Consent in order to borrow from his Account under the Plan.

                                   ARTICLE X.
                     EMPLOYMENT AFTER NORMAL RETIREMENT DATE

      Section 10.1 Continuation of Employment.

            (a) A Participant may, subject to subsection (b) and Section 17.3, remain in the employ of the Company or a Company Affiliate after attaining his Normal Retirement Date.

            (b) Notwithstanding subsection (a), the Company reserves the right to require a Participant to retire in accordance with Section 12(c) of the Age Discrimination in Employment Act of 1967, as amended and applicable state law.

      Section 10.2 Continuation of Participation. A Participant retained as an Eligible Employee of his Employer after his Normal Retirement Date shall continue as an Active Participant of the Plan.

      Section 10.3 Required Minimum Distributions.

            (a) Not a Five Percent Owner. Effective January 1, 2000 a Participant who is not a Five Percent Owner in the calendar year in which he attains age 70 1/2 shall receive or commence the receipt of the entire amount credited to his Accounts in accordance with Article XI not later than the later of (i) the April 1 following the calendar year in which his Separation from the Service occurs, or (ii) the April 1 following the calendar year in which he attains age 70 1/2.

            (b) Five Percent Owner. Effective January 1, 1997 a Participant who is a Five Percent Owner in the calendar year in which he attains age 70 1/2 shall receive or commence the receipt of the entire amount credited to his Accounts in accordance with Article XI by the April 1 following the end of the calendar year in which he attains age 70 1/2.

            (c) Suspending Payments. With regard to a Participant who is an Employee and who commenced benefit payments in accordance with Code Section 401(a)(9) as in effect prior to January 1, 1997, and who is not a Five Percent Owner, he may, but is not required to, discontinue such benefit payments until he is otherwise required to again commence benefit payments in accordance with Code Section 401(a)(9) as in effect for calendar years commencing after December 31, 1996. A Participant who elects to discontinue such benefit payments in accordance with the preceding sentence shall thereby render his existing payment election and, if applicable, any Spousal Consent to such election, as void and a new election including, if applicable, Spousal Consent to such new election, shall be required subject to the provisions of Article XI at the time he is required to again commence benefit payments in accordance with Code Section 401(a)(9) as in effect for calendar years commencing after December 31, 1996.

            (d) Deferring Payments. A Participant who is not a Five Percent Owner and who attains age 70 1/2 in a Plan Year commencing on January 1, 1997, January 1, 1998 or January 1, 1999 shall receive or commence the receipt of the entire amount credited to his Accounts in accordance with Article XI not later than April 1 following the calendar year in which he attains age 70 1/2 unless he elects to defer such payments until the April 1 next following the calendar year in which his Separation from the Service occurs. This deferral election must be made prior to the April 1 following the calendar year in which the Participant attains age 70 1/2.

            (e) Notwithstanding the above, all distributions shall satisfy the minimum distribution incidental death benefit requirements of Proposed Treas. Reg. Sec. 1.401(a)(9)-2 (or any successor thereto).

                                   ARTICLE XI.
                                  DISTRIBUTIONS

      Section 11.1 Rights Upon Normal or Disability Retirement or Separation from the Service. Upon a Participant's Normal or Disability Retirement or Separation from the Service, he shall be entitled to receive the vested amount credited to his Accounts in accordance with Section 11.2.

      Section 11.2 Distribution of Accounts. Except as provided in Section 11.3 or Section 11.4, distribution of the vested Accounts of a Participant or a Beneficiary of a deceased Participant shall be made in one of the following forms as elected by the Participant or Beneficiary:

            (a) in either (1) a single lump sum or (2) a portion paid in a lump sum immediately and the remainder paid in a lump sum at a later date, as follows:

                  (i) if all of the Accounts are invested in Investment Funds other than Safeway Stock, such lump sum payments shall be in cash;

                  (ii) if all or any portion of such Accounts are invested in Safeway Stock, then, at the election of such Participant or Beneficiary:

                      (A) payments shall be entirely in cash, or

                      (B) payments shall be made:

                          (I) for the portion of the Accounts that is not invested in Safeway Stock, in cash; and

                          (II) for the portion of the Accounts that is invested in Safeway Stock, in cash or, if elected, in the form of whole shares of Safeway Stock and cash in an amount equal to the value of any fractional share of Safeway Stock, determined based on its fair market value as of the date of distribution.

            (b) in cash installments paid over a period not to exceed the joint life expectancy of the Participant and his Beneficiary.

            (c) in a Direct Rollover to the extent that the payment is an Eligible Rollover Distribution and the recipient is a Distributee.

Notwithstanding the above, a Participant may elect to take an immediate distribution of a portion of his Accounts under one of the available forms and take a subsequent distribution of the remaining balance of his Accounts in one of the available forms.

      Section 11.3 Annuity Eligible Balance. Notwithstanding anything to the contrary, the following provisions shall apply to any Participant whose Account includes a vested Annuity Eligible Balance but only with respect to such Participant's Annuity Eligible Balance:

            (a) Annuity. Subject to subsections (e) and Section 11.4, a Participant with an Annuity Eligible Balance who is entitled to a distribution under Section 11.1 may elect to have his benefit attributable to his Annuity Eligible Balance paid in the form of

                  (i) a Joint and 50% Survivor Annuity, for married
Participants,

                  (ii) a Joint and 100% Survivor Annuity, for married
Participants

                  (iii) a life annuity, for single Participants, or

                  (iv) a 5-, 10- or 15-year term certain annuity, for both married and single Participants.

Distribution of a Participant's Accounts in the form of a 50% Joint and Survivor Annuity or a 100% Joint and Survivor Annuity shall require the Participant's consent if such distribution commences prior to his Normal Retirement Date.

            (b) Joint and Survivor Annuity Notice. Not less than 30 days, and not more than 90 days, prior to his Annuity Starting Date, each Participant who may be affected by this Section shall be furnished, by mail or personal delivery (and consistent with such regulations as the Secretary may prescribe), with

                  (i) a written explanation of the terms and conditions of the Joint and 50% Survivor Annuity and the Joint and 100% Survivor Annuity, including

                      (A) the right of the Participant to make, and the effect of, an election under subsection (e) to waive the Joint and 50% Survivor Annuity and the Joint and 100% Survivor Annuity,

                      (B) the relative financial effect on his Accounts of an election under subsection (e),

                      (C) the right of the Participant's Spouse under subsection
(e), and

                      (D) the right of the Participant under subsection (e) to revoke an election made under subsection (e) and the effect thereof, and

                  (ii) a statement that the Administrator will furnish the Participant upon his first written request within 60 days after the mailing or personal delivery to him of the notice required under this subsection, a detailed statement as to the financial effect upon his Accounts of making an election under subsection (e).

            (c) Waiver of the Notice Period. Notwithstanding subsection (b), if the Participant, after having received the written explanation described in paragraph (b)(i), affirmatively elects a form of distribution under subsection
(e) with Spousal Consent (if necessary), the distribution under subsection (e) may commence less than 30 days after the written explanation described in paragraph (b)(i) was provided to the Participant, provided the following requirements are met:

                  (i) the Administrator provides information to the Participant clearly indicating that the Participant has the right to at least 30 days to consider whether to waive the automatic form of distribution under subsection
(a) and consent to a form of distribution other than the automatic form of distribution,

                  (ii) the Participant is permitted to revoke an affirmative distribution election at least until the date of commencement of the distribution, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation described in paragraph (b)(i) is provided to the Participant,

                  (iii) the date of commencement of the distribution of the Participant's Accounts is after the date the explanation described in paragraph
(b)(i) is provided to the Participant, and

                  (iv) the distribution of the Participant's Accounts in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins after the explanation described in paragraph
(b)(i) is provided to the Participant.

            (d) The items furnished under subsection (b) shall be written in non-technical language with the financial effects referred to being given in terms of dollars per monthly payment. Such information shall be delivered personally to the Participant or mailed to him (first class mail, postage prepaid) within 30 days after the Administrator receives the written request.

            (e) Optional Forms. Notwithstanding subsection (a) and subject to
Section 11.4, if a Participant elects during the applicable Election Period, with Spousal Consent, to waive such annuity, such Participant may elect to receive the amount credited to his vested Accounts, including the Annuity Eligible Balance, in one of the distribution forms set forth in Section 11.2. Any such election may be revoked or made again at any time during the applicable Election Period.

            (f) Qualified Preretirement Survivor Annuity.

                  (i) Subject to paragraph (ii), if a Participant dies before any distribution of his Accounts has been made or commenced and was married on the date of his death, all of the amount credited to his Accounts shall be applied to purchase a qualified preretirement survivor annuity for the life of his Surviving Spouse which shall commence on a date specified by the Spouse which is not later than the later of

                      (A) the first anniversary of the Participant's death, or

                      (B) the date on which the Participant would have attained age 70 1/2.

                  (ii) Notwithstanding paragraph (i),

                      (A) if a Former Participant or a Participant who is more than 35 years old elected to waive such qualified preretirement survivor annuity during the applicable Election Period and obtained Spousal Consent, or

                      (B) if such Surviving Spouse, after the Participant's death, elects in accordance with the Rules of the Plan to waive the qualified preretirement survivor annuity to which such Surviving Spouse is otherwise entitled, the amount credited to the Participant's Accounts shall be paid to the Surviving Spouse in one of the methods permitted under Section 11.2. Any election under paragraph
                      (ii) may be revoked or made again at any time during the applicable Election Period.

            (g) Explanation of Qualified Preretirement Survivor Annuity. The Administrator shall provide a written explanation of the qualified preretirement survivor annuity (as defined in Code Section 417(c)):

                  (i) to a Participant who is a Participant on his 32nd birthday, within the three Plan Year period commencing with the Plan Year in which his 32nd birthday occurs;

                  (ii) to a Participant who becomes a Participant after his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which he becomes a Participant; and

                  (iii) to a Former Participant who has a Separation from the Service prior to his 32nd birthday, within one year of his Separation from the Service,

or such longer period as is allowed under Code Section 417(a)(3).

      Section 11.4 Small Accounts. The Participant shall select the method by which his Accounts will be distributed to him. Notwithstanding the foregoing, effective January 1, 1998, if the distributable balance of the Participant's Accounts is $5,000 or less and the Participant fails to elect a form of distribution when payable, then the Trustee shall distribute the Participant's vested Accounts in a lump sum. Additionally, if the distributable balance of the Participant's Accounts is $200 or less, then the Trustee shall distribute the Participant's vested Accounts in a lump sum, and the Participant shall have no right to elect a Direct Rollover.

      Section 11.5 Timing.

            (a) Distribution of a Participant's vested Accounts will normally be made or commenced as soon as practicable following the Participant's date of Separation from the Service, but not later than the 60th day after the latest of
(i) the close of the Plan Year during
which the Participant attains age 65, (ii) the close of the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participating in the Plan or, (iii) the close of the Plan Year during which his date of Separation from the Service occurs, except as otherwise permitted under circumstances described in Treas. Reg. Sec. 1.401(a)-14(d). If the value of the Participant's Accounts is over $5,000, the Participant (but not his Beneficiary in the event of the Participant's death) must consent in writing to receive the distribution, but no Participant may elect to defer distribution beyond the date described above.

            (b) Distributions must commence as required under Section 10.3, Code
Section 401(a)(9) and the regulations thereunder including the minimum incidental death benefit rules under Prop. Treas. Reg. Sec. 1.401(a)(9)-2.

      Section 11.6 Distribution Notices.

            (a) A Participant, or his Beneficiary in case of death, shall be provided with information explaining all optional forms of distribution available and any notice required by Code Sections 402(f) and 411(a)(11).

            (b) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, distribution of a Participant's Accounts may commence less than 30 days after the notice required under Treas. Reg. Sec. 1.411(a)-11(c) is given, provided that

                  (i) the Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

      Section 11.7 Distribution upon Death.

            (a) If a Participant dies before any distribution of his Accounts commences, then the balance of his Accounts shall be paid to his Beneficiary in one of the available forms, as elected by the Beneficiary. If a Participant dies after distribution of only a portion of his Accounts in accordance with his election, then the remaining balance of his Accounts shall be paid to his Beneficiary in one of the available forms, as elected by the Beneficiary. If a Participant dies after a complete distribution of his Accounts has commenced in the form of installments, then the balance of his Accounts will be paid to his Beneficiary at least as quickly as provided in his original election.

            (b) Payment to a Beneficiary who is not a Surviving Spouse must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy.

            (c) (i) If the surviving Spouse is the Beneficiary, payments need not begin until the later of (A) the end of the calendar year that includes the first anniversary of the Participant's death or (B) the end of the calendar year in which the Participant would have been required to commence payments under
Section 10.3, and must be completed within the Spouse's life or life expectancy; and

                (ii) If the Participant and the surviving Spouse who is the Beneficiary die (A) before the date on which the Participant would have been required to begin payments under Section 10.3 and (B) before payments have begun to the Spouse, the Spouse shall be treated as the Participant in applying these rules.

      Section 11.8 Determination of Value of Accounts. When a distribution under the Plan is made, the value of a Participant's Accounts shall be determined as of the Valuation Date coinciding with or next preceding the Participant's distribution date (after all adjustments then required or permitted under the Plan have been made). When determining whether the value of the distributable balance of the Participant's Accounts exceeds $5,000, the balance of his Rollover Account will be disregarded unless his Account is subject to an Annuity Eligible Balance.

                                  ARTICLE XII.
                              TOP HEAVY PROVISIONS

      Section 12.1 Top Heavy Determination.

            (a) Solely in the event that this Plan ever becomes Top Heavy, as defined herein, the provisions of this Article shall apply.

            (b) Solely for the purposes of this Article, the following definitions shall be used:

                  (i) "Aggregation Group" means

                      (A) each plan of the Company or a Company Affiliate in which a Key Employee is a Participant (including any such plan which has been terminated if such plan was maintained by the Company or Company Affiliate within the last five years ending on the Determination Date for the Plan Year in question) but excluding a plan meeting the requirements of Code Section 401(k)(11); provided, however, that such plan allows only contributions required under Code Section 401(k)(11)), and

                      (B) each other plan of the Company or a Company Affiliate which enables any plan described in subsection (a) to meet the requirements of Code Section 401(a)(4) or 410.

                  (ii) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

                  (iii) (A) Effective for Plan Years commencing on or after January 1, 2002, "Key Employee" means

                          (I) any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company or a Company Affiliate having Statutory Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

                          (II) a Five Percent Owner of the Company or a Company Affiliate; or

                          (III) a one percent owner (within the meaning of Code
                                Section 416(i)(1)(B) and (C) of the Company or a Company Affiliate having Statutory Compensation of more than $150,000.

                      (B) Effective for Plan Years commencing prior to January 1, 2002, "Key Employee" means an Employee, a former Employee or the Beneficiary of a former Employee, if, in the Plan Year containing the Determination Date or in any of the four preceding Plan Years, such Employee or former Employee is or was

                          (I) an officer of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds fifty percent of the amount in effect under Code Section 415(b)(1)(A) (not more than fifty Employees or, if less, the greater of three Employees or ten percent of the Employees shall be treated as officers),

                          (II) one of the ten Employees owning (or considered as owning within the meaning of Code Section
                                318) both the largest interest in the Company or a Company Affiliate and more than one-half of one percent interest therein and whose Statutory Compensation for the Plan Year in question equals or exceeds the amount in effect under Code Section 415(c)(1)(A); provided, however, if two Employees have the same interest in the Company or a Company Affiliate, the Employee with the greater Statutory Compensation for such Plan Year shall be treated as having the larger interest,

                          (III) a Five Percent Owner or a one percent owner
                                (within the meaning of Code Section 416(i)(1)(B) and (C)) of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds $150,000.

                      (C) The determination of who is a "Key Employee" shall be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

                  (iv) "Non-Key Employee" means any Employee who is not a Key Employee.

                  (v) The Plan shall be Top Heavy if, as of any Determination Date, the aggregate of the Accounts of Key Employees under all plans in the Aggregation Group (or under this Plan and such other plans as the Company elects to take into account under Code Section 416(g)(2)(A)(ii)) exceeds sixty percent of the aggregate of the Accounts for all Key Employees and Non-Key Employees. In making this calculation as of a Determination Date,

                      (A) each Account balance as of the most recent valuation date occurring within the Plan Year which includes the Determination Date shall be determined,

                      (B) an adjustment for contributions due as of the Determination Date shall be determined,

                      (C) the Account balance of any Employee or former Employee shall be increased by the aggregate distributions made during, effective January 1, 2002, the one-year period ending on the Determination Date (or, prior to January 1, 2002, the five-year period ending on the Determination Date) with respect to such Employee or former Employee and, effective January 1, 2002, the aggregate distributions made for a reason other than Separation from the Service, death or Disability during the one-year period ending on the Determination Date,

                      (D) the Account balance of

                          (I) any Non-Key Employee who was a Key Employee for any prior Plan Year, and

                          (II) any former Employee who performed no services for the Company or a Company Affiliate during, effective January 1, 2002, the one-year period ending on the Determination Date (or, prior to January 1, 2002, the five-year period ending on the Determination Date) shall be ignored, and

                      (E) if there have been any rollovers to or from any Account, the balance of such Account shall be adjusted, as required by Code
Section 416(g)(4)(A).

Notwithstanding the foregoing, this Plan shall be Top Heavy if, as of any Determination Date, it is required by Code Section 416(g) to be included in an Aggregation Group which is determined to be a Top Heavy Group.

                  (vi) "Top Heavy Group" means any Aggregation Group if, as of the Determination Date, the sum of

                      (A) the present value of the cumulative accrued benefits for all Key Employees under all defined benefit plans in such Aggregation Group, and

                      (B) the aggregate of the accounts of all Key Employees under all defined contribution plans in such Aggregation Group exceeds sixty percent of a similar sum determined for all Key Employees and Non-Key Employees.

      Section 12.2 Minimum Benefits.

            (a) Except as provided in subsection (c), for any Plan Year in which the Plan is Top Heavy, the total allocation to the Qualified Account of any Employee who is a Non-Key Employee at the end of such Plan Year and is entitled to an allocation to such Account under Section 3.4 shall not be less than that determined under subsection (b).

            (b) The allocation determined under this subsection shall be a percentage of the Statutory Compensation of such Non-Key Employee which is not less than the lesser of

                  (i) three percent, or

                  (ii) that percentage reflecting the ratio of

                      (A) the allocations under Section 3.4 to

                      (B) Statutory Compensation

for the Key Employee with respect to whom such ratio is highest for such Plan Year.

            (c) For any Plan Year in which the Plan is Top Heavy and the defined benefit plan, if any, maintained by the Company or a Company Affiliate is also top heavy (within the meaning of Code Section 416), the amount of the allocation determined under subsection (b) for any Non-Key Employee who is covered under both the Plan and the relevant defined benefit plan will be determined by substituting "five percent" for the phrase "three percent" at subsection (b)(i).

            (d) This Section shall not apply to any Participant to the extent the Participant is covered under any other plan sponsored by the Company or a Company Affiliate provided the minimum allocation or benefit requirement applicable to Top Heavy Plans will be met in the other plan or plans. For the purposes of determining whether or not the provisions of this Section have been satisfied, both contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title 11 of the Social Security Act, or any other Federal or state laws and Company contributions made under any salary reduction or similar arrangement shall be disregarded.

      Section 12.3 Top Heavy Vesting.

            (a) For any Plan Year in which the Plan is Top Heavy, the vested percentage of the Vons Pre-95 Match Account of each Participant who completes an Hour of Service in such Plan Year shall be the percentage of such Account shown on the following table:

         Years of Service                  Vested Percentage
         ----------------                  -----------------
           Less than 2                            0%
                2                                20%
                3                                40%
                4                                60%
                5                                80%
           6 (or more)                          100%

However, the vested percentage of a Participant's Vons Pre-95 Match Account shall be not less than the vested percentage determined as of the last day of the last Plan Year in which the Plan was not Top Heavy.

            (b) For any Plan Year in which the Plan is not Top Heavy which follows one or more Plan Years for which the Plan has been Top Heavy, Article VII shall again become applicable as an amendment to the Plan. Therefore, each Participant who has had his vested percentage computed under subsection (a) and who has completed at least three Years of Service shall be permitted to elect to have his vested percentage computed in accordance with subsection (a) for such Plan Year and any subsequent Plan Year in which the Plan is no longer Top Heavy. Such Participant may make such election within an election period beginning no later than the first day of the first Plan Year in which the Plan is no longer Top Heavy and ending no later than the later of

                  (i) the 60th day of such Plan Year, or

                  (ii) a date which is 60 days after the day the Participant is issued written notice of his right to make such election by the Administrator.

                                  ARTICLE XIII.
                            ADMINISTRATIVE PROVISIONS

      Section 13.1 Duties and Powers of the Administrator.

            (a) The Administrator shall administer the Plan in accordance with the Plan and ERISA and, in addition to the duties specifically set forth in the Plan, shall have full discretionary power and authority:

                  (i) To engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, recordkeepers, custodians, physicians or other firms or persons and (with its officers, directors and employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;

                  (ii) To adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;

                  (iii) To construe and interpret the Plan and the Rules of the Plan and to remedy any ambiguities and inconsistencies therein;

                  (iv) To determine questions of eligibility and vesting of Participants;

                  (v) To determine entitlement to allocations of contributions and forfeitures and to distributions of Participants, former Participants, Beneficiaries, and all other persons;

                  (vi) To make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;

                  (vii) To appoint claims and review officials to conduct claims procedures as provided in Section 13.4;

                  (viii) To compute, certify to and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

                  (ix) To authorize all disbursements by the Trustee from the Trust;

                  (x) To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;

                  (xi) To delegate any power or duty to any firm or person engaged under paragraph (i) or to any other person or persons; and

                  (xii) To select or eliminate Investment Funds.

            (b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except as provided in Section 13.4 or to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

            (c) Notwithstanding anything contained in the Plan to the contrary, all actions taken by the Administrator shall cause the Plan or the Trust to be treated as a "domestic trust" under Treas. Reg. Sec. 301.7701, and no action will be taken by the Administrator, or, if taken, will be valid, which would cause the Plan or the Trust not to be considered as a domestic trust.

      Section 13.2 Committee. The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to the Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

      Section 13.3 Committee Operating Rules.

            (a) Actions of Majority. Any act delegated by the Company to the Committee may be accomplished with the approval of a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

            (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly,

            (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall bear no liability for acting upon such direction and relying upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall be under no duty to make any investigation or inquiry about the correctness of such direction or written notice.

      Section 13.4 Claims Procedure.

            (a) A claim by a Participant, Beneficiary or any other person shall be presented in writing to the individual appointed by the Administrator to review the claim (the "claim reviewer") within the maximum time permitted by law or under the regulations promulgated by the Secretary of Labor or his delegate pertaining to claims procedures.

            (b) The claim reviewer shall, within a reasonable time, consider the claim and shall issue his determination thereon in writing.

            (c) If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund or by the Company.

            (d) If the claim is wholly or partially denied, the claim reviewer shall, within 90 days (or such longer period as may be reasonably necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

                  (i) the specific reason or reasons for such denial,

                  (ii) specific references to pertinent Plan provisions on which the denial is based,

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                  (iv) an explanation of the Plan's claim review procedure.

            (e) The Administrator shall provide each claimant with a reasonable opportunity to appeal the claim reviewer's denial of a claim to a review official (appointed by the Administrator in writing) for a full and fair review. The claimant or his duly authorized representative

                  (i) may request a review upon written application to the review official (which shall be filed with it),

                  (ii) may review pertinent documents, and

                  (iii) may submit issues and comments in writing.

            (f) The review official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than 60 days after receipt by the claimant of written notice of denial of his claim.

            (g) The decision by the review official upon review of a claim shall be made not later than 60 days after his receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of such request for review.

            (h) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

            (i) The claim reviewer and the review official shall have full discretionary power and authority to construe the Plan and the Rules of the Plan, to determine questions of eligibility, vesting and entitlements and to make findings of fact as under Section 13.1 and, to the extent permitted by law, the decision of the claim reviewer (if no review is properly requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

            (j) Except as otherwise decided by the Administrator, the Committee will be the claim reviewer and reviewing official for purposes of this Section.

      Section 13.5 Conflicting Claims. If the Administrator is confronted with conflicting claims concerning a Participant's Accounts, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion. In either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant's Accounts.

      Section 13.6 Payments. In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Company and their officers, directors, employees, owners, agents and representatives.

      Section 13.7 Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee.

            (a) If an amount payable under the Plan cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution shall be made not later than 60 days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

            (b) If, within one year after a Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from the Service is by reason of his death, has failed to locate the Participant's Beneficiary), his entire distributable interest in the Plan shall be forfeited and applied to pay expenses of the Plan; provided, however, that if the Participant (or in the case of his death, the Participant's Beneficiary) makes proper claim therefor under Section 13.4, the amount so forfeited shall be restored to the Participant's Account, applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.

      Section 13.8 Service of Process. The General Counsel of the Company is hereby designated as agent of the Plan for the service of legal process.

      Section 13.9 Limitations Upon Powers of the Administrator. The Plan shall not be operated so as to discriminate in favor of Highly Compensated Employees. The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

      Section 13.10 Assignments, etc., Prohibited; Distributions Pursuant to Qualified Domestic Relations Orders; Certain Offsets of Accounts.

            (a) Except as provided in subsections (b) and (c), no part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary as provided in the Plan.

            (b) Notwithstanding subsection (a) or any other provision of the Plan to the contrary, when the Administrator receives a domestic relations order, as defined in Code Section 414(p), that, but for the time of required payment to the alternate payee, would be a QDRO, the amount awarded to the alternate payee shall promptly be paid in the manner specified in such order. However, no such distribution shall be made prior to the Participant's Separation from the Service if such distribution could adversely affect the qualified status of the Plan.

            (c) (i) Notwithstanding subsection (a) or any other provision of the Plan to the contrary, effective August 5, 1997, upon receipt by the Administrator of a judgment, order, decree or settlement agreement described in paragraph (ii) which expressly provides for an offset against all or part of an amount ordered or required to be paid to the Plan against a Participant's Accounts under the Plan, such Participant's Accounts shall be reduced or offset by the amount specified in such judgment, order, decree or settlement agreement and such amount shall promptly be paid to the Plan.

                  (ii) The judgment, order, decree or settlement agreement described in paragraph (i) must arise from

                      (A) a judgment of conviction for a crime involving the Plan,

                      (B) a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of ERISA, or

                      (C) a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of Part 4 of ERISA by a fiduciary or any other person.

      Section 13.11.Corrective of Administrative Error; Special Contribution. Notwithstanding any other provision of the Plan to the contrary, the Administrator shall take any and all appropriate actions to correct errors in the administration of the Plan, including, without limitation, errors in the allocation of contributions, forfeitures, and income, expenses, gains and losses to the Accounts of the Participants or Beneficiaries under the Plan. Such corrective actions may include debiting or crediting a Participant's or Beneficiary's Accounts or allocating special contributions made by the Employer to the Plan for purposes of correcting any failure to make contributions on a timely basis or properly allocate contributions, forfeitures, or income, expenses, gains and losses. The Administrator shall determine the amount of any such special contributions required to be made by the Employer, which may be made in such approximate amounts as the Administrator, acting in its sole discretion, shall determine. In no event shall any corrective action taken by the Administrator under this Section reduce any Participant's or Beneficiary's accrued benefit in violation of Section 411(d)(6) of the Code and the Treasury regulations thereunder.

                                  ARTICLE XIV.
                          TERMINATION, DISCONTINUANCE,
                       AMENDMENT, MERGER, ADOPTION OF PLAN

      Section 14.1 Termination of Plan; Discontinuance of Contributions. The Plan is intended as a permanent program but the Company shall have the right at any time to declare the Plan terminated completely as to the Company, any Employer or as to any division, facility or other operational unit thereof with or without notice to the applicable Participants. Discharge or layoff of Employees of the Company or any unit thereof without such a declaration shall not result in a termination or partial termination of the Plan except to the extent required by law. In the event of any termination or partial termination:

            (a) the Administrator shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute it, less, to the extent permitted by law, the proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Accounts.

            (b) provided that the Company or a Company Affiliate does not maintain another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), distributions of Participants' Accounts shall be made in one lump sum payment.

      Section 14.2 Amendment of Plan.

            (a) As limited in Section 14.3 of the Plan, complete or partial amendments or modifications to the Plan (including retroactive amendments to meet governmental requirements or prerequisites for tax qualification) may be made from time to time by the Company. However, no amendment shall decrease the vested percentage any Participant has in his Accounts or his accrued benefit.

            (b) Amendments shall be adopted by resolution of the Board of the Company. Additionally, the General Counsel or Vice President, Human Resources of the Company shall have the authority to adopt amendments that are necessary (i) to bring the Plan into conformity with legal requirements or to improve Plan administration, provided that no such amendments involve an increase in cost of benefits provided by this Plan, (ii) to comply with the terms of a collective bargaining agreement or (iii) to provide for mergers of plans of Company Affiliates into the Plan.

      Section 14.3 Retroactive Effect of Plan Amendment.

            (a) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the vested percentage of a Participant whose Separation from the Service preceded the date such amendment became effective unless and until he again becomes a Participant and additional contributions are allocated to him.

            (b) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the amount of service credited to any person for purposes of

Plan participation, vesting or any other Plan purpose with respect to his participation or employment before the date such amendment became effective.

            (c) Except as provided in subsections (a) and (b), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

      Section 14.4 Consolidation or Merger.

            (a) In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company or its owner of its assets, the successor will be deemed to continue the Plan. If deemed appropriate, the successor will execute a proper supplemental agreement to the Trust Agreement with the Trustee.

            (b) The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his corresponding Accounts under this Plan had the Plan been terminated immediately before the merger, consolidation or transfer in accordance with Code Section 414(l) and ERISA
Section 208.

      Section 14.5 Adoption of Plan by Company Affiliates. Any Company Affiliate may, with the approval of the Board or the Administrator, adopt the Plan as a whole company or as to any one or more divisions by resolution of its own board of directors or agreement of its partners or members. Such Company Affiliate shall give written notice of such adoption to the Administrator and to the Trustee by its duly authorized officers. By its adoption of the Plan, a Company Affiliate shall be deemed to appoint the Company, Administrator and Trustee its exclusive agents to exercise on its behalf all of the power and authority conferred by this Plan upon an Employer until the Plan is terminated with respect to the Employer and relevant Trust Fund assets have been distributed.

                                   ARTICLE XV.
                            MANAGEMENT OF INVESTMENTS

      Section 15.1 Trust Agreement. All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying reasonable Plan administrative expenses not paid directly by the Company. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding the above, the Company may, with the approval of the Trustee, appoint another trustee to hold and administer Plan assets which do not meet the requirements of Section 15.2.

      Section 15.2 Investment Funds. The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

            (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

            (b) collective investment funds maintained by the Trustee or qualified investment manager or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code Sections 401(a) and 501(a);

            (c) individual equity and fixed income securities which are readily tradable on the open market;

            (d) guaranteed investment contracts issued by a bank or insurance company;

            (e) interest bearing deposits of the Trustee; and

            (f) Safeway Stock.

            Any Investment Fund assets invested in a collective investment fund shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

      Section 15.3 Authority to Hold Cash. The Trustee is authorized to hold that portion of the Trust Fund as it may deem necessary for ordinary administration and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a state, even where a bank or financial institution is the Trustee, or otherwise is a fiduciary of the Plan, including Wells Fargo Bank, National Association), subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit.

      Section 15.4 Trustee to Act Upon Instructions. The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from Participants or Beneficiaries. Such instructions shall remain in effect until changed by the Participants or Beneficiaries.

      Section 15.5 Administrator Has Right to Vote Registered Investment Company Shares. The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 15.6.

      Section 15.6 Custom Fund Investment Management. The Administrator may designate an investment manager for any Investment Fund established as a Custom Fund (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to section 3(38) of ERISA. The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

            A Custom Fund shall be subject to the following:

            (a) Guidelines. Written guidelines shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

            (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, if the Company provides for investment in Safeway Stock, the authority to vote proxies and exercise shareholder rights related to shares of Safeway Stock held under the Plan and Trust is vested as provided in Section 15.9.

            (c) Custody and Trade Settlement. Unless otherwise expressly agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this Section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

            (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager, nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

      Section 15.7 Authority to Segregate Assets. The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

      Section 15.8 Maximum Permitted Investment in Safeway Stock. If the Company provides for investment in Safeway Stock, such investment option shall be comprised primarily of Safeway Stock.

      Section 15.9 Participants Have Right to Vote and Tender Safeway Stock. Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Safeway Stock held on his behalf under the Plan. Prior to such voting or tendering of Safeway Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participants or Beneficiaries. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

      Section 15.10.Registration and Disclosure for Safeway Stock. The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

                                  ARTICLE XVI.
                              TRUST ADMINISTRATION

      Section 16.1 Trustee to Construe Trust.

            (a) The Trustee shall have the discretionary authority to construe those provisions of the Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in the Plan and Trust, provided that the exercise of such authority or power is not otherwise limited by the Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties and shall be given the maximum possible deference allowed by law.

            (b) The Administrator shall have all power over and responsibility for the management, disposition, and investment of the Trust assets, and the Trustee shall comply with proper written directions of the Administrator concerning those assets. The Administrator shall not issue directions in violation of the terms of the Plan and Trust or prohibited by the fiduciary responsibility rules of ERISA. Except to any extent required by ERISA or otherwise provided in this Trust, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and shall retain assets until directed in writing by the Administrator to dispose of them.

            (c) Notwithstanding the foregoing, the Administrator may appoint an investment manager or managers to direct, control, or manage the investment of the Trust assets, as provided in sections 3(38) and 403(a)(2) of ERISA. The Administrator shall notify the Trustee in writing of the appointment of each investment manager and cause such investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary with respect to the Plan. If the foregoing conditions are met, the investment manager shall have the power to manage, acquire, or dispose of any Trust assets, and the Trustee shall not be liable for acts or omissions of the investment manager or be under an obligation to invest or otherwise manage any asset of the Trust which is subject to the management of such investment manager.

            (d) The Administrator may also delegate all its investment authority to the Trustee for that part of the Trust under its investment control. Upon written acceptance of that delegation, the Trustee shall have full power and authority to invest and reinvest the Trust Fund in investments of any kind. The Trustee shall be responsible for proper diversification of the assets of the portion of the Trust Fund subject to its management; however, the Trustee's responsibility for diversification of such assets shall be subject to and is limited by the funding policy and investment guidelines issued to it by the Administrator. In making such investments, the Trustee shall comply with the funding policy and investment guidelines and with the fiduciary standards of ERISA, as supplemented, modified, interpreted, and construed by regulations and rulings of the United States administrative agencies and by decisions of courts of competent jurisdiction.

      Section 16.2 Trustee To Act As Owner of Trust Assets. Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

            (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

            (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as will permit title thereto to pass by delivery;

            (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

            (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

      Section 16.3 United States Indicia of Ownership. The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States except as authorized by ERISA section 404(b).

      Section 16.4 Tax Withholding and Payment.

            (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with a Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made. The Trustee shall have no liability for making any distribution or transfer pursuant to the direction of the Administrator, or its designee, (including amounts withheld pursuant to the previous sentence). The Administrator or its designee, shall furnish to the Trustee all information necessary to carry out such withholding, or, if such information is not provided to the Trustee, the Administrator shall hold the Trustee harmless from and indemnify it for any liability and related expenses from improper withholding.

            (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

      Section 16.5 Trustee Duties and Limitations. Unless otherwise agreed to by the Trustee, the Trustee's duties shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust,


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

safeguarding and valuing Trust assets, and investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries. The Trustee shall have no duty or authority to ascertain whether contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employers. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

      Section 16.6 Trust Accounting.

            (a) Annual Report. Within 90 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

            (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to monitor properly the Trust's assets and activity.

            (c) Administrator Approval. Approval of any Trustee accounting will automatically occur 90 days after such accounting has been received by the Administrator unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

      Section 16.7 Valuation of Certain Assets. If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

      Section 16.8 Legal Counsel. The Trustee may consult with legal counsel of its choice, including counsel for the Company or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

      Section 16.9 Fees and Expenses. The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.4.

      Section 16.10.Indemnification by the Company.

            (a) The Company hereby agrees to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but


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

excluding liability resulting from actions or in actions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

            (b) To the extent permitted under ERISA, the Company shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, expenses, and claims (including reasonable attorneys' fees and costs of defense) arising out of the (1) acts or omissions to act with respect to the Plan by persons unrelated to the Trustee ("unrelated persons"), (2) the Trustee's action or inaction with respect to the Plan resulting from reasonable reliance on the action or inaction of unrelated persons, including directions to invest or otherwise deal with Plan assets, or
(3) any violation by any unrelated person of the provisions of ERISA. The Trustee shall not be entitled to indemnification for any liability arising from the Trustee's negligence or willful misconduct. Expenses incurred by the Trustee which it believes to be the subject of indemnification under this Trust shall be paid by the Company upon the Trustee's request if the Company agrees. However, if the Company does not agree that such expenses are eligible for indemnification under this Trust, then only in the event of the final judgment of a court of competent jurisdiction that the expenses are subject to indemnification will the Company pay such amounts plus interest thereon at the legal rate from the date of request to the Trustee.

      Section 16.11 Replacement of the Trustee. The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he declines, the Trustee may petition the court for the appointment of a successor trustee.

      Section 16.12 Final Settlement and Accounting of Trustee. As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

      Section 16.13 Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

      Section 16.14 Administrator Approval. Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.


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

                                  ARTICLE XVII.
                            MISCELLANEOUS PROVISIONS

      Section 17.1 Identification of Fiduciaries.

            (a) The Administrator (with respect to control and management of Plan assets and in general), the Company and the Committee shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation.

            (b) Such named fiduciaries and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any moneys or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries. Any person may act in more than one fiduciary capacity.

      Section 17.2 Allocation of Fiduciary Responsibilities.

            (a) Fiduciary responsibilities under the Plan are allocated as follows:

                  (i) The sole power and discretion to manage and control the Plan's assets including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Trustee, except to the extent that another fiduciary is appointed in accordance with the Trust Agreement with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

                  (ii) The sole duties, responsibilities and powers allocated to the Company shall be those expressly retained under the Plan or the Trust Agreement.

                  (iii) All fiduciary responsibilities not allocated to the Trustee, the Company or any investment manager are hereby allocated to the Administrator, subject to delegation in accordance with Section 13.1(a)(xi).

            (b) Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan's assets) may be reallocated among those fiduciaries identified as named fiduciaries in Section 17.1 by amending the Plan, followed by such fiduciaries' acceptance of, or operation under, such amended Plan.

            (c) No allocation of fiduciary responsibilities under the Plan or Trust shall cause the Trust to cease being a domestic trust under Treas. Reg. Sec. 301.7701.


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

      Section 17.3 Limitation on Rights of Employees. The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute or be construed as a contract between the Employers and any Employee or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of any Employers or to interfere with or restrict the right of the Employers, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without notice and with or without cause and with or without obligation as to any level of severance. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to employment or any benefit hereunder except to the extent such right has specifically become fixed or vested under the terms of the Plan and there are funds available therefor in the hands of the Trustee.

      Section 17.4 Governing Law. The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, Beneficiaries and all other persons shall be determined in accordance therewith. However, to the extent that state law is applicable, the laws of the state of California shall apply.

      Section 17.5 Gender and Plurals. Where the context so indicates, the masculine pronoun shall include the feminine, and the singular shall include the plural.

      Section 17.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.

      Section 17.7 References. Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently amended, enacted, adopted or executed statute, regulation or document.

      Section 17.8 Use of Trust Funds. Under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Company from the Trustee or from any Participant, his Beneficiaries or any other person, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries; provided, however, that

            (a) the contribution of the Company for any Plan Year is hereby conditioned upon its being deductible by the Company for its fiscal year in which such contribution was made and, to the extent disallowed as a deduction under Code Section 404, such contribution shall be returned by the Trustee to the Company within one year after the final disallowance of the deduction by the Internal Revenue Service or the courts; and

            (b) a contribution by the Company or a Participant by a mistake of fact shall be returned to the Company or to the Participant in question within one year after payment of the contribution was made.


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

            IN WITNESS WHEREOF, this Plan and Trust is hereby executed by an authorized officer as of this 21st day of February, 2002.


                                    THE VONS COMPANIES, INC.



                                    By:    /s/ Michael Boylan
                                       -----------------------------------------
                                    Its:   Vice President
                                        ----------------------------------------



                                    TRUSTEE:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION


                                    By:    /s/ Wells Fargo Bank
                                       -----------------------------------------
                                    Its:   Vice President
                                        ----------------------------------------

                             THE 2002 RESTATEMENT OF
                    THE SAFEWAY 401(K) SAVINGS PLAN AND TRUST

                          APPENDIX A - INVESTMENT FUNDS

                                 JANUARY 1, 2002

I.    Investment Funds Available

            The Investment Funds offered to Participants and Beneficiaries include this set of funds:

      Safeway Interest Income Fund
      PIMCO Total Return Fund
      Alliance Growth and Income Fund
      Merrill Lynch S&P 500 Index Fund
      Alliance Premier Growth Fund
      State Street Research Aurora Fund
      TCW Galileo Small Cap Growth Fund
      Pilgrim International Value Fund
      Safeway Stock

II.   Default Investment Fund

            The default Investment Fund is the Safeway Interest Income Fund.


III.  Maximum Percentage Restrictions Applicable to Certain Investment Funds

            There are no maximum percentage restrictions applicable to any Investment Funds.

                             THE 2002 RESTATEMENT OF
                    THE SAFEWAY 401(K) SAVINGS PLAN AND TRUST

                         APPENDIX B - LOAN INTEREST RATE

                                 JANUARY 1, 2002

            The interest rate charged on Participant loans will be equal to the sum of 1% plus the prime rate published in The Wall Street Journal on the first business day of each calendar week.



















                                       B-1